                                                                    EXHIBIT 99.2

                            STOCK PURCHASE AGREEMENT


                  This STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of December 14, 1999, between Eagle USA Airfreight, Inc., a Texas corporation ("Eagle"), Eagle Canada Airfreight, Inc., an Ontario corporation ("Buyer"), Commercial Transport Management Ltd., an Ontario corporation ("CTM"), and Ajay Virmani, Christopher Ralphs and Raymon Lord (collectively, the "Principals").

                              W I T N E S S E T H:

                  WHEREAS, CTM owns all of the issued and outstanding shares (the "Shares") of Commercial Transport International (Canada) Ltd. ("CTI"), a Canada corporation; and

                  WHEREAS, Buyer desires to acquire the Shares from CTM, and CTM desires to sell the Shares to Buyer, upon the terms and subject to the conditions hereinafter set forth; and

                  WHEREAS, the Principals own all of the issued and outstanding shares of CTM;

                  NOW, THEREFORE, in consideration of the sum of ten dollars ($10) now paid by each of Eagle and the Buyer to each of the Principals (the receipt and sufficiency of which are hereby acknowledged), and of the premises and respective representations, warranties, covenants, agreements and conditions contained herein, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  The terms set forth below in this Article I shall have the meanings ascribed to them below:

                  Affiliate: with respect to any person, means any person that directly or indirectly controls, is controlled by or is under common control with such person.

                  Agreement: means this agreement and all schedules and exhibits attached hereto.

                  Approved Reorganization: means a reorganization generally as described in the Memorandum of Steps previously delivered by the Principals to Eagle affecting one or more of the CTM Companies, subject to the provisions of
Section 6.2(d) and Section 6.15 of the CTM Agreement, that is completed prior to the Closing under the CTM Agreement.

                  best efforts: means a party's efforts in accordance with reasonable commercial practice and without the incurrence of unreasonable expense.

                  best knowledge of the Principals: means, in respect of the Principals, all matters which the Principals actually knew or which should have been known by the Principals after appropriate and diligent inquiry of all relevant management personnel of CTI and any Subsidiary as to the accuracy and completeness of such representation and warranty.

                  Closing and Closing Date: have the meanings set out in Article III.

                  Combined Business: means the combined entity comprised of CTM, Ontco, Fastair, CTI, AOG Freight Systems Ltd. and Eagle Canada.

                  Contract: means any agreement, indenture, contract, lease, deed of trust, license, option, instrument or other commitment, whether written or oral.

                  Consolidation: means the purchase by CTM of the 50% interest in CTI held by CTI Holding Co. Ltd.

                  CTI: means Commercial Transport International (Canada) Ltd.

                  CTI Financial Statements: has the meaning set out in Section 4.13(a).

                  CTM: has the meaning set out in the recitals to this Agreement and following the completion of an Approved Reorganization shall mean Amalco as referred to in the Memorandum of Steps previously delivered by the Principals to Eagle.

                  CTM Agreement: means the Stock Purchase Agreement, dated as of December 14, 1999, between Eagle, Buyer and the Principals listed on Schedule 1 thereto.

                  CTM Companies: means CTM, Ontco, CTI and any entities that are individually or collectively Subsidiaries of one or more CTM Companies.

                  Dollars or $: shall, unless otherwise specified herein, refer to Canadian dollars.

                  Eagle Canada: means, collectively, Eagle Canada Airfreight, Inc. and Eagle Canada Freight Services, Inc.

                  Employee Plans: has the meaning set out in Section 4.8.

                  Employment Agreement: has the meaning set out in Section 2.5.

                  Environmental Laws: means all Laws relating to Hazardous Substances or the use, consumption, handling, transportation, storage or Release thereof, including, without limitation (and in addition to any such Laws relating to the environment generally), hazardous goods transport licenses and similar licenses and permits and any Environmental Laws relating to public health, occupational health and safety, product liability or transportation, and "Environmental Law" shall have a corresponding meaning.

                  Environmental Order: means any prosecution, order, decision, notice, direction, report, recommendation or request issued, rendered or made by any Governmental Body in connection with Environmental Laws, and "Environmental Orders" shall have a corresponding meaning.

                  Fastair: means Fastair Cargo Systems Ltd.

                  GAAP: means Canadian generally accepted accounting principles.

                  Governmental Body: means any (a) nation, province, state, county, city, town, village, district, or other jurisdiction of any nature; (b) federal, provincial, state, local, municipal, foreign, or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); (d) multinational organization or body; or (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

                  Hazardous Substances: means any pollutant, toxic substance, asbestos, hazardous waste, or any constituent of any such substance, waste or product, whether solid, liquid or gaseous in form and/or any substance which is or may become hazardous, toxic, injurious or dangerous to any person, property, air, land, water, flora, fauna or wildlife, and includes, but is not limited to, contaminants, pollutants, wastes and dangerous, toxic, deleterious or designated substances as defined in or pursuant to any Environmental Laws or Environmental Orders, including, without limitation, "hazardous products" as defined in the Hazardous Products Act (Canada), "dangerous goods" as defined in the Transportation of Dangerous Goods Act, 1992 (Canada) and "dangerous goods" as defined in the Dangerous Goods Transportation Act (Ontario), and as such substances are described in or regulated under US Department of Transportation ("DOT"), International Civil Aviation Organization ("ICAO"), International Air Transport Association ("IATA") and the International Maritime Dangerous Goods Code ("IMDGC") and shall include, without limitation, petroleum, natural gas, natural gas liquids, crude oil and any fraction or product thereof.

                  Intellectual Property: means each of the properties separately described in Schedule 4.12.

                  Laws: means all statutes, codes, ordinances, decrees, rules, regulations, municipal bylaws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, published policies, certificates, published codes, licenses, permits, certificates of approval, published guidelines, voluntary restraints, inspection reports, or any provisions of such laws, including general principles of common law and equity and the requirements of all Governmental Bodies, binding or affecting the person referred to in the context in which such word is used; and "Law" means any one of them.

                  Leased Property: has the meaning set out in Section 4.11(a).

                  Leases: has the meaning set out in Section 4.11(c).

                  Lien: means any lien, pledge, hypothecation, claim, charge, security interest of any nature, mortgage option, title retention agreement, adverse claim, exception, reservation, easement, right of occupation, any matter capable of registration against title, option, right of preemption, privilege or other encumbrance, or any Contract to create any of the foregoing or other rights of any third person of any nature whatsoever.

                  Material Contract: has the meaning set out in Section 4.9.

                  Ontco: means 1215650 Ontario Ltd.

                  Permit: means any license, permit, consent, approval, authorization, qualification, certificate, registration or order of any Governmental Body.

                  Permitted Liens: means:

                  (i) liens for taxes, assessments and governmental charges due and being contested in good faith and diligently by appropriate proceedings (and for the payment of which adequate provision has been made);

                  (ii) servitudes, easements, restrictions, rights-of-way and other similar rights in real property or any interest therein, provided the same are not of such nature as to materially adversely affect the use of the property subject thereto by CTI or any Subsidiary, as applicable;

                  (iii) liens for taxes either not due and payable or due but for which notice of assessment has not been given;

                  (iv) undetermined or inchoate liens, charges and privileges incidental to current construction or current operations and statutory liens, charges, adverse claims, security interests or encumbrances of any nature whatsoever claimed or held by any governmental authority that have not at the time been filed or registered against the title to the asset or served upon CTI or any Subsidiary pursuant to law or that relate to obligations not due or delinquent;

                  (v) assignments of insurance provided to landlords (or their mortgagees) pursuant to the terms of any lease and liens or rights reserved in any lease for rent or for compliance with the terms of such lease;

                  (vi) security given in the ordinary course of the business of CTI and its Subsidiaries to any public utility, municipality or government or to any statutory or public authority in connection with the operations of the business of CTI and its Subsidiaries, other than security for borrowed money; and

                  (vii) the reservations in any original grants from the Crown of any real property or interest therein and statutory exceptions to title that do not materially detract from the value of the real property concerned or materially impair its use in the operation of the business of CTI and its Subsidiaries.

                  (viii) the Permitted Liens described in Schedule 0.

                  person: means any individual, firm, corporation, partnership, limited liability company, joint venture, association, syndicate, trust, unincorporated organization, Governmental Body, or subdivision thereof or any other entity.

                  Prime Rate: means the rate of interest per annum equal to the per annum rate of interest quoted, published and commonly known as the "prime rate" of Royal Bank of Canada which such bank establishes at its main office in Toronto, Canada as the reference rate of interest in order to determine interest rates for loans in Dollars to its Canadian borrowers, adjusted automatically with each quoted or published change in such rate, all without necessity of any prior notice thereof.

                  Release: includes abandon, add, deposit, discharge, disperse, dispose, dump, emit, empty, escape, leach, leak, migrate, pour, pump, release or spill, and "Released" shall have a corresponding meaning.

                  Subsidiary: of any person, means any entity more than 50% (except as provided below) of the outstanding voting stock or other interests of which are owned, directly or indirectly, by such person, by one or more other Subsidiaries of such person or by such person and one or more other Subsidiaries of such person. Unless the context otherwise requires, references to Subsidiaries are to Subsidiaries of CTI.

                  Tax Authority: means any authority whether foreign, federal, provincial, state or locale competent to or able to raise any Taxes whatsoever wheresoever.

                  Tax Returns: means all returns, declarations, reports, statements and other documents of, relating to, or required to be filed in respect of, any and all Taxes.

                  Taxes: means all federal, provincial, state, local, foreign and other taxes, levies, or other assessments, customs, duties, imposts, charges or fees, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, profit share, real or personal property, asset, license, lease, service, service use, value added (includes GST), withholding, payroll, employment, excise, estimated severance, transaction, capital, net worth and franchise taxes, estimated taxes, withholding, employment, social security, Canada Pension Plan premiums, workers compensation, utility, severance, production, employment insurance, stamp, occupation, premium, property, windfall profits, other governmental taxes imposed or payable to any Governmental Body, or other taxes of any kind whatsoever, together with any interests, penalties, additions to tax, fines, requirements to report information with respect thereto and any damages, costs, expenses, fees or other liability arising from such Tax or reporting requirements or other additional amounts imposed thereon or related thereto, and the term "Tax" means any one of the foregoing Taxes.

                                   ARTICLE II

                                PURCHASE AND SALE

                  Section 2.1 The Sale. Upon the terms and subject to the conditions of this Agreement, at the Closing CTM will sell, assign, transfer and deliver to Buyer the Shares (together with a stock power or powers executed in blank), and Buyer will purchase and acquire the Shares.

                  Section 2.2 Purchase Price. The aggregate purchase price for all the Shares (the "Purchase Price") shall be $3,500,000 to be paid at the Closing. The Purchase Price will be paid by wire transfer of an aggregate of $3,500,000 in immediately available funds to accounts designated in writing by CTM (such designation to be made at least two business days prior to the Closing). CTM shall be permitted to distribute to the Principals the Purchase Price, less the CTI Advance Repayment and Corporate Tax (net of Dividend Refund) as specified on the Flow of Funds included in Schedule 2.2 hereto as a capital dividend and a taxable dividend as specified in such schedule, prior to the closing of the transactions under the CTM Agreement.

                  Section 2.3 Exchange Rate. For purposes of any conversion to be made pursuant to this Agreement between Canadian dollars and U.S. dollars, the applicable exchange rate shall be the New York foreign exchange mid-range rate of Canadian dollars per U.S. dollar, as published in the Wall Street Journal for the then current exchange rate (and not for forward contracts).

                  Section 2.4 Interest on Overdue Payments. Any party owing any amounts under this Agreement to another party shall pay interest at the rate of Prime Rate plus 1% per annum on all due yet unpaid amounts.

                  Section 2.5 Consolidation Expenses. Principals agree that on or prior to the Closing they will have paid all amounts used to pay for the Consolidation and related costs and expenses (which the Principals represent is approximately $2.4 million) and will have repaid in full any financing arrangements, including any bridge loan, used to finance the Consolidation.

                                   ARTICLE III

                                     CLOSING

                  The closing of the transactions contemplated hereby (the "Closing") shall take place at such time and at such date as are mutually agreed to by Buyer, CTM and Principals at the offices of Morris/Rose/Ledgett LLP, 2700-161 Bay Street, Toronto, Ontario, Canada, but in no event later than January 7, 2000. Such closing shall be in escrow and not completed or effective until the conditions specified in Section 8.1(h) and 8.2(g) are satisfied. The date on which the Closing is held is referred to in this Agreement as the "Closing Date."

                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF PRINCIPAL PARTIES

                  Each of CTM and each Principal jointly and severally represents and warrants to Buyer and Eagle the following (except that a Principal makes no representation as to any matter that solely relates to another Principal).

                  Section 4.1 Organization and Good Standing of CTI. CTI is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has full corporate power and authority to own, operate and lease its respective assets in the manner currently owned, operated and leased by it. CTI has no Subsidiaries. CTI is duly qualified to do business as a foreign or extra-provincial corporation in all jurisdictions in which the nature of its business requires such qualification and the failure to do so would have an adverse effect on such entity. The Shares constitute all the issued and outstanding capital stock of CTI. None of the Shares were issued in violation of any preemptive right or other right to purchase securities.
Schedule 4.1 sets forth the jurisdiction of incorporation and capitalization of CTI. Principals have previously furnished Buyer true and correct copies of the certificate or articles of incorporation and bylaws or other organizational documents of CTI. CTM is not a nonresident of Canada for the purposes of the Income Tax Act (Canada).

                  Section 4.2 Power of CTM and the Principals; Approval of the Acquisition. CTM and each Principal has the full power, legal capacity and authority, and CTM and each Principal has taken all necessary action required to be taken by it and him, respectively, to execute and deliver this Agreement and the exhibits and schedules hereto, to consummate the transactions contemplated herein and to take all actions required to be taken by it and him, respectively, pursuant to the provisions hereof, and each of this Agreement and the exhibits hereto constitutes the valid and binding obligation of CTM and each Principal, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally, and to the principles of equity (whether enforcement is sought in a proceeding in equity or at law).

                  Section 4.3 Non-Contravention. (a) Except as set forth in
Schedule 4.3(a), neither the execution and delivery of this Agreement or any documents executed in connection herewith, nor the consummation of the transactions contemplated herein or therein, does or will (a) violate, conflict with, result in a breach of or require notice or consent or decrease the rights of CTI or its Subsidiaries or increase the rights of any third party under any Law, the constituent documents, bylaws or other organizational documents of CTI or any Subsidiary or any provision of any agreement or instrument to which CTM, any Principal, CTI or any Subsidiary is a party or any legal duty owed by any officer, director, shareholder, or agent of CTI or any Subsidiary; (b) contravene, conflict with, or result in a violation of, or give any Governmental Body or other person the right to challenge any of such transactions or to exercise any remedy or obtain any relief under, any order, constitution, law, ordinance, regulation, statute or treaty or award, decision, injunction, judgment, ruling or verdict to which any Principal, CTM, CTI, its Subsidiaries, or any of their respective assets, may be subject; (c) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Permit that is held by CTI, or its Subsidiaries or that otherwise relates to the business of CTI, or any Subsidiary; (d) otherwise require notice to or consent of any Governmental Body; (e) result in the imposition or creation of any Lien upon or with respect to the Shares or any of the assets owned or used by CTI or its Subsidiaries; or (f) result in the acceleration or mandatory prepayment of any indebtedness, or any guaranty of CTI or any Subsidiary or afford any holder of any indebtedness, or any beneficiary of any guaranty the right to require CTI or any Subsidiary to redeem, purchase or otherwise acquire, reacquire or repay any indebtedness, or to perform any guaranty.

                  (b) Except as disclosed in Schedule 4.3(b), the Consolidation and any documents executed in connection therewith did not (a) violate, conflict with, result in a breach of or require notice or consent or decrease the rights of CTI or its Subsidiaries or increase the rights of any third party under any Law, constituent documents, bylaws or other organizational documents of CTI or any Subsidiary or any provision of any agreement or instrument to which any Principal, CTM, CTI or any Subsidiary is a party or any legal duty owed by any officer, director, shareholder, or agent of CTI or any Subsidiary; (b) contravene, conflict with, or result in a violation of, or give any Governmental Body or other person the right to challenge any of such transactions or to exercise any remedy or obtain any relief under, any order, constitution, law, ordinance, regulation, statute or treaty or award, decision, injunction, judgment, ruling or verdict or to which any Principal, CTM, CTI, its Subsidiaries, or any of their respective assets, may be subject; (c) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Permit that is held by CTI or its Subsidiaries or that otherwise relates to the business of CTI or any Subsidiary; (d) otherwise require notice to or consent of any Governmental Body; (e) result in the imposition or creation of any Lien upon or with respect to the Shares or any of the assets owned or used by CTI or its Subsidiaries; (f) result in the acceleration or mandatory prepayment of any indebtedness, or any guaranty of CTI or any Subsidiary or afford any holder of any indebtedness, or any beneficiary of any guaranty the right to require CTI or any Subsidiary to redeem, purchase or otherwise acquire, reacquire or repay any indebtedness, or to perform any guaranty; (g) result in the imposition of any Tax payable on the part of the Buyer, Eagle or any CTM Companies; or (h) result in the incurrence by Buyer or Eagle or any CTM Companies of any liabilities in connection therewith. There are no pending or, to the best knowledge of the Principals, threatened judicial or administrative actions, proceedings or investigations which question the validity of the Consolidation or any action taken or contemplated by any Principal, CTM, CTI or any Subsidiary thereof in connection with the Consolidation.

                  (c) The CTM Companies in the aggregate do not own US$15 million in assets that are located in the United States nor have they in their most recent fiscal year made US$25 million in sales into the United States.

                  (d) For purposes of the Competition Act, prior to the Closing, CTI, together with its affiliates,

                           (i) do not have assets in Canada that exceed $390 million in aggregate value, determined as of such time and in such manner as prescribed by the Notifiable Transactions Regulation made under the Competition Act; and

                           (ii) do not have gross revenues from sales in, from or into Canada, determined for such annual period and in such manner as prescribed in the Notifiable Transactions Regulation made under the Competition Act that exceed $380 million in aggregate value.

                           For purposes of this Section 4.3(d), "affiliates" shall have the same meaning as that contained in Subsection 2(2) of the Competition Act (Canada) and the references therein to "subsidiary corporation" and "control" shall have the same meaning as that contained in Subsections 2(3) and (4) of said Act.

                  Section 4.4 Validity. There are no pending or, to the best knowledge of the Principals, threatened judicial or administrative actions, proceedings or investigations which question the validity of this Agreement or any action taken or contemplated by any Principal, CTM, CTI or any Subsidiary thereof in connection with this Agreement.

                  Section 4.5 Broker Involvement. Any fees or expenses relating to the hiring, retaining or dealing with any broker or finder by the Principals, CTM, CTI or any Subsidiary in connection with the transactions contemplated by this Agreement will be paid by the Principals and not CTM or CTI or its Subsidiaries.

                  Section 4.6 Litigation. Except as set forth on Schedule 4.6, there is no investigation, claim or proceeding or litigation of any type pending or, to the best knowledge of the Principals, threatened involving any Principal, CTM, CTI or any Subsidiary that might have an adverse effect on CTI, Eagle, Buyer or any of their respective Subsidiaries, and there is no judgment, order, writ, injunction or decree of any court, government or governmental agency, or arbitral tribunal against or involving any Principal, CTM, CTI or any Subsidiary that might have an adverse effect on CTI, Eagle, Buyer or any of their respective Subsidiaries.

                  Section 4.7 Title to Shares. The beneficial owner and owner of record of the Shares is CTM, such Shares are owned by CTM free and clear of all Liens, and such Shares are not subject to any agreements or understandings with respect to the voting or transfer of any of the Shares. There are no outstanding subscriptions, options, convertible securities, warrants or calls or preemptive rights of any kind issued or granted by, or binding upon, CTI or any Subsidiary to purchase or otherwise acquire or to sell or otherwise dispose of any security of or equity interest in CTI or any Subsidiary. CTM has full legal right to sell, assign and transfer the Shares owned by it to Buyer and will, upon delivery of a certificate or certificates representing such Shares to Buyer pursuant to the terms hereof, transfer to Buyer title to such Shares, free and clear of any Liens other than Permitted Liens.

                  Section 4.8 Continuity Prior to Closing Date. Except as set forth on Schedule 4.8, from December 31, 1998, to and including the Closing Date, CTI and its Subsidiaries have not conducted their respective businesses otherwise than in the usual and customary manner and in the ordinary course of business, consistent with historical practice, and there has not been:

                  (a) any sale, lease, distribution, transfer, mortgage, pledge or subjection to lien of any of the assets of CTI or any of its Subsidiaries, except sales of inventory and obsolete or surplus equipment in the ordinary and usual course of business and the creation of Permitted Liens;

                  (b) any material transaction by CTI or any Subsidiary not in the ordinary and usual course of business;

                  (c) any material damage, destruction or loss to the assets of CTI or any Subsidiary, whether or not covered by insurance;

                  (d) a termination, or, to the best knowledge of the Principals, a threatened termination, or material adverse modification, in each case not in the ordinary course of business, of any material Contract or the relationship of CTI or any Subsidiary with any customer or supplier, who in the aggregate accounted for in excess of 10% of sales or purchases during CTI's last full fiscal year;

                  (e) any change in accounting methods or principles or the application thereof or any change in policies or practices with respect to items affecting working capital;

                  (f) any delay or reduction in capital expenditures in contemplation of this Agreement or otherwise, or any failure to continue to make capital expenditures in the ordinary course of business consistent with past practice;

                  (g) any acceleration of shipments, sales or orders or other similar action in contemplation of this Agreement or otherwise not in the ordinary course of business consistent with past practice;

                  (h) any waiver of any rights that, singly or in the aggregate, are material to CTI or any Subsidiary or the financial condition or results of operation of CTI or any Subsidiary;

                  (i) any labor strikes, union organizational activities or other similar occurrence;

                  (j) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of CTI or its Subsidiaries, or any direct or indirect redemption, purchase or other acquisition by CTI or any Subsidiary of any such stock;

                  (k) any loss in the financial results of CTI and the Subsidiaries on a combined basis; or

                  (l) any Contract to do or cause to be done any of the foregoing.

                  Section 4.9 Contracts and Commitments. Schedule 4.9 lists all Contracts to which CTI or any Subsidiary is a party, including, but not limited to, commercial airline, cargo airline, ocean and ground transportation supplier contacts, trademark, trade name or patent license agreements, service agreements, consulting agreements, leases, purchase or sale agreements, supply agreements, distribution or distributor agreements, purchase orders, customer orders and equipment rental agreements that are either material to CTI or any of its Subsidiaries or involve consideration with a value of $50,000 or more. None of CTI nor any Subsidiary is in material breach of or default under any Contract listed or of a type required to be listed in Schedule 4.9 (collectively, the "Material Contracts"). Each Material Contract is a valid, binding and enforceable agreement of CTI or a Subsidiary and the other parties thereto. There has not occurred any material breach or default which is continuing under any Material Contract on the part of the other parties thereto, and no event has occurred which with the giving of notice or the lapse of time, or both, would constitute a material default under any Material Contract or entitles any person to obtain any Lien (other than a Permitted Lien) upon any property or assets of CTI or its Subsidiaries (or upon any revenues, income or profits of CTI or its Subsidiaries). There is no dispute between the parties to any Material Contract as to the interpretation thereof or as to whether any party is in breach or default thereunder, and no party to any Material Contract has indicated to the other party thereto its intention to, or suggested it may evaluate whether to, terminate or seek to amend any Material Contract. None of CTI nor any Subsidiary is a party to any covenant or obligation of any nature limiting the freedom of CTI or any Subsidiary to compete in any line of business after the Closing. CTI and its Subsidiaries are not a party to or otherwise bound by any Contract which, upon completion, is reasonably expected to result in a net loss to CTI and its Subsidiaries of more than $50,000 or any other Contract (contractual or otherwise) which is reasonably expected to result in a material adverse effect to CTI and its Subsidiaries.

                  Section 4.10 Taxes. Except as set forth in Schedule 4.10 hereto:

                           (i) All Tax Returns that are required to be filed
                  (taking into account all extensions) on or before the Closing Date for, by, on behalf of or with respect to CTI or any Subsidiary, have been timely filed with the appropriate foreign, federal, provincial, state and local authorities and all Taxes shown to be due and payable on such Tax Returns or related to such Tax Returns have been timely paid in full to the proper Tax or other receiving officers within the time required under any applicable legislation;

                           (ii) All such Tax Returns and the information and
                  data contained therein have been, in all respects, properly and accurately compiled and completed, fairly present in all respects the information purported to be shown therein, and reflect all liabilities for Taxes for the periods covered by such Tax Returns;

                           (iii) None of such Tax Returns are now under audit or
                  examination by any Tax Authority and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any Tax Return, or the assessment or collection of any Tax or deficiency of any nature against CTI, any Subsidiary or their respective properties, or with respect to any such Tax Return, or any suits or other actions, proceedings, investigations or claims now pending or threatened against CTI, any Subsidiary or their respective properties with respect to any Tax, or any matters under discussion with any foreign, federal, provincial, state or local authority relating to any Tax, or any claims for any additional Tax asserted by any such authority;

                           (iv) All Taxes due and required to be paid by CTI or
                  any Subsidiary on or before the Closing Date or assessed and due and required to be paid by CTI or any Subsidiary on or before the Closing Date have been timely paid in full;

                           (v) All withholding Tax and source deduction
                  requirements imposed on CTI, any Subsidiary or their respective properties, including, without limitation, from each payment made to any of its past or present employees, officers or directors, and to any nonresident of Canada, for any and all periods prior to and including the Closing Date have been timely satisfied in full on or before the Closing Date;

                           (vi) CTI and each Subsidiary have each made adequate
                  provision for the payment in full of any and all unpaid Taxes for any and all periods or portions thereof ending on or before the date of the Closing;

                           (vii) The Canadian federal Tax liability of CTI and
                  each Subsidiary has been assessed by Revenue Canada for all fiscal years up to and including the fiscal year ended December 31, 1998. The provincial corporate Tax liability of CTI and each Subsidiary has been assessed by the Ministry of Revenue Ontario for all fiscal years up to and including the fiscal year ended December 31, 1998; and

                  Section  4.11  Real Property.

                  (a) Location of Real Property. Schedule 4.11 sets forth a municipal address, the owner and a complete and accurate legal description of all the real property leased by CTI or any Subsidiary (the "Leased Property"). None of CTI or any Subsidiary owns or leases or has agreed to acquire or lease any real property or interest in real property other than the Leased Property.

                  (b) Title to Real Property. All buildings, structures, improvements and appurtenances situated on the Leased Property are in good operating condition and in a state of good maintenance and repair, are adequate and suitable for the purposes for which they are currently being used and CTI or a Subsidiary, as applicable, has adequate rights of ingress and egress for the operation of their business in the ordinary course. None of such buildings, structures, improvements or appurtenances (or any equipment therein), nor the operation or maintenance thereof, violates any restrictive covenant or encroaches on any property owned by others. Without limiting the generality of the foregoing:

         (i) the Leased Property, the current uses thereof and the conduct of the businesses of CTI or any Subsidiary, as applicable, comply in all material respects with all regulations, statutes, enactments, laws and bylaws, including, without limitation, those dealing with zoning, parking, access, loading facilities, landscaped areas, building construction, fire and public health and safety and Environmental Laws;

         (ii) no alteration, repair, improvement or other work has been ordered, directed or requested in writing to be done or performed to or in respect of the Leased Property or to any of the plumbing, heating, elevating, water, drainage or electrical systems, fixtures or works by any municipal, provincial or other competent authority, which alteration, repair, improvement or other work has not been completed, and the Principals know of no written notification having been given to CTI or any Subsidiary of any such outstanding work being ordered, directed or requested, other than those that have been complied with;

         (iii) all accounts for work and services performed and materials placed or furnished upon or in respect of the Leased Property at the request of CTI or a Subsidiary, as applicable, have been fully paid and satisfied, and no person is entitled to claim a lien under the Construction Lien Act (Ontario) (or similar legislation in jurisdictions in which the Leased Property is situated) against the Leased Property or any part thereof, other than current accounts in respect of which the payment due date has not yet passed;

         (iv) there is nothing owing in respect of the Leased Property by CTI or any Subsidiary to any municipal corporation or to any other corporation or commission owning or operating a public utility for water, gas, electrical power or energy, steam or hot water, or for the use thereof, other than current accounts in respect of which the payment due date has not yet passed;

         (v) no part of the Leased Property has been taken or expropriated by any federal, provincial, municipal or other competent authority nor has any notice or proceeding in respect thereof been given or commenced;

         (vi) the Permitted Liens constitute all of the encumbrances, agreements, indentures and other matters that affect the Leased Property;

         (vii) the Leased Property (including all buildings, improvements and fixtures) is fit for its present use, and there are no material or structural repairs or replacements that are necessary or advisable and, without limiting the foregoing, there are no repairs to, or replacements of, the roof or the mechanical, electrical, heating, ventilating, air-conditioning, plumbing or drainage equipment or systems that are necessary or advisable, and none of the Leased Property is currently undergoing any alteration or renovation nor is any such alteration or renovation contemplated; and

         (viii) the Leased Property is fully serviced and has suitable access to public roads, and there are no outstanding levies, charges or fees assessed against the Leased Property by any public authority (including development or improvement levies, charges or fees).

                  (c) Real Property Leases. None of CTI or any Subsidiary is a party to any lease or agreement in the nature of a lease in respect of any real property, whether as lessor or lease, other than the leases (the "Leases") described in Schedule 4.11 relating to the Leased Property. Schedule 4.11 sets out the parties to each of the Leases, their dates of execution and expiry dates, any options to renew, the locations of the leased lands and premises and the rent payable thereunder. Except as described in Schedule 4.11, CTI or a Subsidiary, as applicable, occupies the Leased Property and has the exclusive right to occupy and use the Leased Property (save and except, in some cases, for the right of Fastair). Each of the Leases is in good standing and in full force and effect without amendment thereto, and none of CTI, any Subsidiary, or any other party thereto is in material breach of any covenants, conditions or obligations contained therein. The Principals have provided a true copy of each Lease to the Buyer or Eagle.

                  Section 4.12 Trademarks, Trade Names and Intellectual Property. (a) Schedule 4.12 contains an accurate and complete list of (i) all registered trademarks, trade names and logos owned or used by CTI or any Subsidiary, and all registrations thereof, and (ii) all unregistered trademarks, trade names and logos used by CTI or any Subsidiary thereof. CTI or its Subsidiaries have the right to use all trademarks, trade names and logos referred to in Schedule 4.12, except as may be set out therein. There is no pending or, to the best knowledge of the Principals, threatened action or claim that would materially impair any such right.

                  (b) CTI carries on its business solely under their corporate name and without infringement of any proprietary right or interest of any other person and without liability to pay any royalty or similar sum. CTI and its Subsidiaries have not (except for the purpose of carrying on their business in the ordinary course and subject to an obligation of confidentiality) disclosed, or authorized the disclosure of, any of their lists of suppliers or customers, trade secrets or technological or confidential information concerning its business to third parties.

                  (c) The Intellectual Property is subsisting and enforceable and (if it is registered) valid; or if it is the subject of an application for registration or grant, the application has been duly made and is subsisting and the Intellectual Property is capable of registration or grant. All renewal fees payable in respect of any of the Intellectual Property have been paid up to date. Except as disclosed in Schedule 4.12, no person has been granted any interest in or right to use all or any portion of the Intellectual Property.

                  Section  4.13  Financial Records; Budget.

                  (a) (i) The audited financial statements of CTI as of and for the year ended December 31, 1998, previously delivered to the Buyer or Eagle (the "CTI Audited Statements"), in all material respects, are accurate and complete, were prepared in accordance with Canadian GAAP (except as set forth therein) and fairly present the financial condition and results of operations of CTI; and

                  (ii) the unaudited financial statements of CTI as of and for the period ended September 4, 1999 and the unaudited financial statements of CTI as of and for the period ended October 30, 1999, previously delivered to the Buyer or Eagle (the "CTI Interim Statements"), in all material respects, are accurate and complete and were prepared on a basis consistent with prior periods and the CTI Audited Statements.

The CTI Audited Statements and the CTI Interim Statements are collectively the "CTI Financial Statements".

                  (b) CTI's fiscal 1999 budget and capital budget previously furnished by CTI to Buyer (i) are true and complete copies of CTI's most recent internal budgets for fiscal 1999, (ii) were prepared by management of CTI in good faith and (iii) were prepared on a reasonable basis and were, and continue as of the date hereof to be, reasonable.

                  (c) Without limiting the generality of any other provision hereof, with respect to the CTI Financial Statements; (i) billings for shipments or services have been made in advance of the services being performed, (ii) proper matching of shipment revenues and the direct costs related to shipments has occurred on a consistent basis, (iii) all customer billings have been made solely in accordance with customer tariffs, subject to revenue and rate adjustments in the ordinary and normal course of business, (iv) a majority of shipments occurring in each period covered by such financial statements were prepaid and not "collect" and (v) net revenue with respect to international shipments (which is comprised of gross revenue less the cost of transportation) from agent controlled shipments do not account for more than 15% of net revenue in both 1998 and the period ending September 4, 1999.

                  Section 4.14 Condition of Assets and Supplies. All the assets of CTI and its Subsidiaries are in good and serviceable condition and fit for the particular purposes for which they are used in the business of the owner thereof, subject only to normal maintenance requirements and normal wear and tear reasonably expected in the ordinary course of business. All items of supplies, packing, crating and shipping material of CTI and its Subsidiaries are suitable and useable for their intended purpose, and none of such items is below standard quality, obsolete or obsolescent. CTI owns or leases all assets necessary to operate its business or which are material to the operation of its business.

                  Section 4.15 Liabilities. Except as set forth in Schedule 4.15 or in the financial statements and notes thereto referred to in Section 4.13, there is no existing, contingent or, to the best knowledge of Principals, threatened material liability, including any liability that may become due on the proclamation of the Unclaimed Intangible Property Act (Ontario) R.S.O. 1990, Chap. U.1, as amended up to the Closing Date, or the coming into force of comparable legislation in other jurisdictions in which CTI or any Subsidiary operates, obligation, Lien or claim of any nature (absolute, accrued, contingent or otherwise) that relates to or has been or may be asserted against CTI or any Subsidiary, other than liabilities arising after the date of the CTI Financial Statements in the ordinary course of business consistent with past practice, other than Permitted Liens.

                  Section 4.16 Employees and Related Matters. (a) Schedule 4.16 is a complete list of all employees (including directors) of CTI and its Subsidiaries, listing the title or position held, commencement date, base salary, any commissions or other compensation paid or payable, all employee benefits received by such employees and any other material terms of any oral or written employment related agreement between such employees and CTI or any Subsidiary, CTM, Principal or Affiliate thereof; and, except as provided by legislation or as described in Schedule 4.16, all Contracts of employment or for the provision of such services to which CTI or any Subsidiary are a party can be terminated by it, without payment of compensation, by not more than 30 days' notice, except oral contacts of employment terminable on reasonable notice pursuant to the common law. Schedule 4.16 also includes a list of all consultants and agents of CTI and its Subsidiaries and a complete and accurate description of all oral and written consulting or agency agreements with such consultants and agents, amounts, and a list of all amounts paid or payable to them thereunder by CTI or its Subsidiaries. Schedule 4.16 also sets forth all persons who are independent contractors and who own or operate vehicles on behalf of CTI or any Subsidiary.

                  (b) No notice has been received by CTI or any Subsidiary of any complaint filed by any of the employees or any other party against CTI or any Subsidiary claiming that CTI or any Subsidiary has violated the Canada Labour Code, Employment Standards Act (Ontario), the Canadian Human Rights Act or the Human Rights Code (Ontario) (or any applicable employee or human rights or similar legislation in the other jurisdictions in which CTI or any Subsidiary operates) or of any complaints or proceedings of any kind involving CTI or any Subsidiary or, to any of the Principals', CTM's or CTI's knowledge, after due inquiry, any of the employees of CTI or any Subsidiary before any labour or industrial relations board, except as disclosed in Schedule 4.16(b). There are no outstanding orders or charges against CTI or any Subsidiary under the Occupational Health and Safety Act (Ontario) (or any applicable health and safety legislation in the other jurisdictions in which CTI or any Subsidiary operates). All levies, assessments and penalties made against CTI or any Subsidiary pursuant to the Workplace Safety and Insurance Act, 1997 (Ontario) or the predecessor Workers' Compensation Act (Ontario) (and any applicable worker's compensation legislation in the other jurisdictions in which CTI or any Subsidiary operates) have been paid by CTI or a Subsidiary, as applicable, and none of CTI or any Subsidiary has been reassessed under any such legislation during the past five years. CTI and each Subsidiary is operating in compliance with all pay equity legislation in each jurisdiction in which CTI or any Subsidiary operates.

                  Section 4.17 No Material Change. Except as disclosed in
Schedule 4.8, there has been no material adverse change in the business, prospects, results of operations, assets or financial position of CTI or any Subsidiary from December 31, 1998, to and including the Closing Date, and no event has occurred which could be reasonably expected to lead to or cause such a material adverse change.

                  Section 4.18 Employee Plans. (a) Schedule 4.18 identifies each retirement, pension, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, incentive or other compensation plan or arrangement or other employee benefit that is maintained or otherwise contributed to, or required to be contributed to, by CTI or any Subsidiary for the benefit of their employees or former employees (the "Employee Plans") and a true and complete copy of each Employee Plan has been furnished to the Buyer or Eagle. Each Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all Laws that are applicable to such Employee Plan. The Principals or CTM have delivered to the Buyer or Eagle the actuarial valuations, if any, prepared for each Employee Plan during the past three years. Except as described in Schedule 4.18:

                           (i) all contributions to, and payments from, each
                  Employee Plan that may have been required to be made in accordance with the terms of any such Employee Plan, or with the recommendation of the actuary for such Employee Plan, and, where applicable, the laws of the jurisdictions that govern such Employee Plan, have been made in a timely manner;

                           (ii) all material reports, returns and similar
                  documents (including applications for approval of contributions) with respect to any Employee Plan required to be filed with any Governmental Body or distributed to any Employee Plan participant have been duly filed on a timely basis or distributed;

                           (iii) there are, to the best knowledge of the
                  Principals, no pending investigations by any Governmental Body involving or relating to an Employee Plan, no threatened or pending claims (except for claims for benefits payable in the normal operation or under the Employee Plans), suits or proceedings against any Employee Plan or asserting any rights or claims to benefits under any Employee Plan that could give rise to a liability nor, to the best knowledge of the Principals, CTM, CTI or the Subsidiaries, are there any facts that could give rise to any liability in the event of such investigation, claim, suit or proceeding;

                           (iv) no notice has been received by CTI or any
                  Subsidiary of any complaints or other proceedings of any kind involving CTI or any Subsidiary or, to the best knowledge of the Principals, any of the employees of CTI or any Subsidiary before any pension board or committee relating to any Employee Plan or to CTI or any Subsidiary; and

                           (v) the assets of each Employee Plan are at least
                  equal to the liabilities of such Employee Plans based on the actuarial assumptions utilized in the most recent valuation performed by the actuary for such Employee Plan, and neither the Buyer nor any of its Associates (as defined in the Business Corporations Act (Ontario)) or Affiliates (other than CTI or any Subsidiary) will incur any liability with respect to any Employee Plan as a result of the transactions contemplated by this Agreement.

                  (b) Collective Agreements. Except as described in Schedule 4.18, neither CTI nor any of its Subsidiaries has made any Contracts with any labour union or employee association nor made commitments to or conducted negotiations with any labour union or employee association with respect to any future agreements and, except as set out in Schedule 4.16(b), none of the Principals is aware of any current attempts to organize or establish any labour union or employee association with respect to any employees of CTI or any Subsidiary, nor is there any certification of any such union with regard to a bargaining unit.

                  (c) Employee Accruals. All accruals for unpaid vacation pay, premiums for employment insurance, health insurance premiums, Canada Pension Plan premiums, accrued wages, salaries and commissions and Employee Plan payments have been reflected in the books and records of CTI or any Subsidiary, as applicable.

                  Section 4.19 Compliance With Law. None of CTI or any Subsidiary is in violation (other than immaterial violations) of any provision of any Law, or any legally recognizable duty to any person, including, without limitation, those (a) relating to health, the environment or Hazardous

Substances; (b) applicable to indirect cargo carriers under the Federal Aviation Act; (c) adopted or promulgated under the Motor Vehicle Transport Act (Canada) or the Truck Transportation Act (Ontario) (or any applicable truck transportation or load brokerage legislation in the other jurisdictions in which CTI or any Subsidiary operates), by the Ontario Registrar of Motor Vehicles (or any comparable Governmental Body in the jurisdictions in which CTI or any Subsidiary operates) or by the Surface Transportation Board of the United States, including, without limitation, regulations applicable to motor carrier operations and truck brokerage operations; (d) safety regulations applicable to commercial vehicle operators that have been prescribed under the Highway Traffic Act (Ontario) (or any applicable highway safety legislation in the other jurisdictions in which CTI or any Subsidiary operates) or by Transport Canada, or applicable to interstate motor carrier operations or indirect cargo carriers that have been prescribed by the Department of Transportation of the United States; (e) adopted or promulgated by the Federal Maritime Commission of the United States and/or those otherwise relating to Non-Vessel Operating Common Carriers; (f) adopted or promulgated by the Customs Service of Revenue Canada, the Customs Service of the Department of the Treasury of the United States and/or those otherwise relating to customs brokers; or (g) safety guidelines outlined in the National Safety Code. None of CTI or any Subsidiary has received notice of any alleged violation of any such law, decree, order, regulation, license, permit, consent, approval, authorization or qualification or order.

                  Section  4.20  Environmental.

                  (a) Except as described in Schedule 4.20, the CTI each Subsidiary have been and are in compliance in all material respects with all Environmental Laws;

                  (b) CTI and each Subsidiary have obtained all licenses, permits, approvals, consents, certificates, registrations and other authorizations under Environmental Laws (the "Environmental Permits") required for the operation of their respective businesses, all of which are described in
Schedule 4.20. Each Environmental Permit is valid, subsisting and in good standing and none of CTI or any Subsidiary is in default or breach in any material respect of any Environmental Permit and no proceeding is pending, or, to the best knowledge of the Principals, threatened, to revoke or limit any Environmental Permit;

                  (c) None of CTI or any Subsidiary has used or permitted to be used, except in compliance with all Environmental Laws, any of its property or facilities or any property (including the Leased Property) or facility that it previously owned or leased, to generate, manufacture, process, distribute, use, treat, store, dispose of, transport or handle any Hazardous Substance;

                  (d) None of CTI or any Subsidiary has ever received any notice of, nor been prosecuted for an offence alleging, noncompliance with any Environmental Laws, and none of the Principals, CTM, CTI or any Subsidiary has settled any allegation on noncompliance short of prosecution. There are no orders or directions relating to environmental matters requiring any work, repairs, construction or capital expenditures with respect to the respective businesses or properties (including the Leased Properties) of CTI or any Subsidiary, nor has CTI or any Subsidiary received notice of any of the same;

                  (e) Except as disclosed in Schedule 4.20, there are no published pending or proposed published changes to Environmental Laws that would render illegal or materially restrict the sale of any service provided by CTI or any Subsidiary;

                  (f) None of CTI or any Subsidiary has caused or permitted, nor do any of the foregoing have any knowledge of, the release, in any manner whatsoever, of any Hazardous Substance on or from any of its properties (including any Leased Property) or assets or any property or facility that it previously owned or leased, or any such release on or from a facility owned or operated by third parties but with respect to which CTI or any Subsidiary is or may reasonably be alleged to have liability. All Hazardous Substances and all other wastes and other materials and substances used in whole or in part by CTI or any Subsidiary or resulting from their respective businesses have been disposed of, treated and stored in compliance with all Environmental Laws.
Schedule 4.20 identifies all of the locations where Hazardous Substances used in whole or in part by CTI or any Subsidiary have been or are being stored or disposed of;

                  (g) None of CTI or any Subsidiary has received any notice that any of them is potentially responsible for a federal, provincial, municipal or local cleanup site or corrective action under any Environmental Laws. None of CTI or any Subsidiary has received any request for information in connection with any federal, provincial, municipal or local inquiries as to disposal sites;

                  (h) The Principals or CTM have delivered to the Buyer true and complete copies of all environmental audits, evaluations, assessments, studies or tests relating to CTI or any Subsidiary of which they are aware.

                  Section 4.21 Insurance. CTI has heretofore delivered to Buyer a list and copies of all insurance policies of CTI or any Subsidiary or relating to the conduct of the business of CTI or any Subsidiary. Such policies are in full force and effect, and neither CTI nor any Subsidiary is in default in any material respect under any of them. Except as set forth in Schedule 4.21: (a) no insurance carried by CTI or any Subsidiary has been canceled by the insurer during the past five years, and neither CTI nor any Subsidiary has been denied coverage during the past ten years and (b) neither CTI nor any Subsidiary, CTM or Principal has received any notice or other communication from any issuer of any such insurance policy of any material increase in any deductibles, retained amounts or the premiums payable thereunder, and, to the best knowledge of the Principals, no such increase in deductibles, retainages or premiums is threatened. All owner operators utilized by CTI are adequately insured in compliance with specific regulatory guidelines in Canada and the United States. Except as set forth in Schedule 4.21 there are no claims for which CTI or any Subsidiary may have any liability that is not fully covered by insurance.

                  Section 4.22 Permits and Related Approvals. Schedule 4.22 hereto sets forth a list of all Permits required for, or used in, the conduct of business of CTI or any Subsidiary, all of which are in full force and effect and CTI and its Subsidiaries have full right to use all such Permits listed on such Schedule and have not received any notice from any Governmental Body which asserts, or erases the possibility of assertion of, any noncompliance with such Permit nor, to the best knowledge of the Principals, does any condition or state of facts exist which provide a valid basis for such assertion.

                  Section 4.23 Disclosure. No representation or warranty by CTM or any Principal in this Agreement or in any schedule or exhibit to this Agreement, or in any written statement or certificate or other document furnished to Buyer or Eagle by CTM or any Principal, CTI, their Subsidiaries or any representative of CTM or any Principal or CTI or their Subsidiaries, contains or will contain, as of the date it is given and, pursuant to Section 8.1(a), as of the Closing Date, any untrue statement of a material fact or omits or will omit, as of the date it is given and, pursuant to Section 8.1(a), as of the Closing Date, a material fact necessary to make the statements therein not misleading.

                  Section 4.24 Safety Reports. Schedule 4.24 sets forth a complete listing of all workers' compensation claims under the Workplace Safety and Insurance Act, 1997 (Ontario) and other similar legislation in other jurisdictions in which CTI operates, dangerous goods occurrences, warning letters, sanctions or other statements evidencing intervention by the Ministry of Transportation (Ontario), the Minister of Transport (Canada), Ministry of Labor (Ontario) or the Governmental Body in the other jurisdictions in which CTI operates and all documents relating to any of the foregoing since September 30, 1996.

                  Section 4.25 Transactions with Certain Persons. Except as set forth on Schedule 4.25, during the past three years none of CTI nor any Subsidiary has, directly or indirectly, purchased, leased or otherwise acquired any property or obtained any services from, or sold, leased or otherwise disposed of any property or furnished any services to, or otherwise dealt with (except with respect to remuneration for services rendered as a director, officer or employee of CTI or any Subsidiary), in the ordinary course of business or otherwise, (a) any Principal, any Affiliate thereof or any other person not dealing at arm's length with any of the foregoing (within the meaning of the Income Tax Act (Canada)) ("Arm's Length"); (b) any Principal or any Affiliate thereof or any person that directly or indirectly owns or in the last 24 months has owned any equity interest in CTI or any Subsidiary; or (c) any person, firm or corporation which, directly or indirectly, alone or together with others, controls, is controlled by or is under common control with any Principal or any Affiliate thereof or any person that directly or indirectly owns or in the last 24 months has owned any equity interest in CTI or any Subsidiary. Except as set forth in Schedule 4.25, none of CTI nor any Subsidiary owes any amount to, or has any Contract with or commitment to, any of its shareholders, directors, officers, employees or consultants or any other person not dealing at Arm's Length with CTI or any Subsidiary (other than compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of business not in excess of $100,000 in the aggregate), and none of such persons owes any amount to CTI or any Subsidiary.
Schedule 4.25 reflects all transactions between CTI or any Subsidiary and any Principals or any Affiliate thereof for the year ended 1998. Except as set out in Schedule 4.25, no person who is or was in the last three years an officer, director or shareholder of CTI or any Subsidiary and no other person not dealing at Arm's Length with CTI or any Subsidiary:

                           (i) owns, directly or indirectly, any interest in
                  (except for shares representing less than one per cent of the outstanding shares of any class or series of any publicly traded company), or is an officer, director, employee or consultant of, any person which is, or is engaged in business as, a competitor of the business of CTI or any Subsidiary or a lessor, lessee, supplier, distributor, sales agent or customer of CTI or any Subsidiary;

                           (ii) owns, directly or indirectly, in whole or in
                  part, any property that CTI or any Subsidiary uses in the operation of their respective businesses; or

                           (iii) has any cause of action or other claim
                  whatsoever against, or owes any amount to, CTI or any Subsidiary, except for any liabilities reflected in the CTI Financial Statements and claims in the ordinary and normal course of business, such as for accrued vacation pay and accrued benefits under the Employee Plans.

                  Section 4.26 Accounts Receivable. The accounts receivable of CTI and the Subsidiaries are valid, genuine and subsisting, arise out of bona fide sales and deliveries of goods, performance of services or other business transactions in the ordinary course of business, are owned free and clear and not subject to any Lien except Permitted Liens, and are, as of the date hereof and, pursuant to Section 8.1(a), the Closing Date, current and collectible, net of any reserves shown on the CTI Financial Statements and the interim unaudited financial statements of CTI for the respective four-week periods subsequent thereto that have been delivered to Eagle or Buyer prior to the date hereof (which reserves are adequate and were calculated consistent with past practice). Subject to such reserve, each of such accounts receivable are, as of the date hereof and, pursuant to Section 8.1(a), the Closing Date, collectible in full, without any setoff and without resort to litigation, within 180 days after the day on which it became due and payable.

                  Section 4.27 Year 2000. No computer system owned or operated by CTI or any Subsidiary, and, to the best knowledge of each Principal, no computer system of any substantial or critical supplier to or customer of CTI or any Subsidiary the operation of which is relevant to the business of CTI or any Subsidiary, will fail or produce corrupt data or otherwise have its operation interrupted or adversely affected as a result of the year 2000 or any subsequent year being reached or being in any way referred to in any operating system, application software or data file. For the purposes of the foregoing, a computer system includes any computer hardware or software, and any plant, machinery, equipment or control system in which any computer program is embedded.

                  Section 4.28 Business and Management of CTI. The business of CTI and the Subsidiaries is managed exclusively by their officers and employees; and no person has authority to bind CTI and the Subsidiaries other than its officers and employees acting in the ordinary and ostensible course of their duties. CTI and the Subsidiaries are not, nor have they agreed to become, a member of any partnership, joint venture, consortium, trade association or any other association of persons (whether incorporated or not incorporated) except those listed on Schedule 4.28; and CTI and the Subsidiaries have at all times been in compliance in all material respects with all regulations, guidelines and codes of conduct by such trade or other association.

                  Section 4.29 Certain Payments. Within the last two years no current or former director, executive, officer, representative, agent, equity owner or employee of CTI or any Subsidiary (when acting in such capacity or otherwise on behalf of CTI or any Subsidiary or any of their predecessors), (a) has used or is using any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) has used or is using any corporate funds for any direct or indirect unlawful payments to any foreign or domestic government officials or employees; (c) has violated or is violating any provision of the Foreign Corrupt Practices Act of 1977 of the United States or of the Corruption of Foreign Public Officials Act (Canada); (d) has established or maintained, or is maintaining, any unlawful or unrecorded fund of corporate monies or other properties; (e) has made at any time any false or fictitious entries on the books and records of any of CTI or any Subsidiary; (f) has made any bribe, rebate, payoff, influence payment, kickback or other similar or unlawful payment of any nature using corporate funds or otherwise on behalf of CTI or any Subsidiary; or (g) made any material favor or gift that is not deductible for income Tax purposes using corporate funds or otherwise on behalf of CTI or any Subsidiary.

                  Section 4.30 Accounts and Attorneys. Schedule 4.30 sets forth a true and complete list showing:

                  (i) the name of each bank, trust company or similar institution in which CTI or any Subsidiary has accounts or safe deposit boxes, the number or designation of each such account and safe deposit box and the names of all persons authorized to draw thereon or to have access thereto; and

                  (ii) the name of each person, firm, corporation or business organization holding a general or special power of attorney from CTI or any Subsidiary and a summary of the terms thereof.

                  Section 4.31 Directors and Officers. Schedule 4.31 sets forth the names and titles of all the officers and directors of CTI and each Subsidiary.


                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF BUYER

                  Buyer and Eagle jointly and severally represent and warrant to CTM and each Principal the following:

                  Section 5.1 Corporate Status and Good Standing. Buyer and Eagle are corporations duly organized, validly existing and in good standing under the laws of Ontario and Texas, respectively, with full corporate power and authority under their respective certificates or articles of incorporation and bylaws or other organizational documents to conduct their business as the same exists on the date hereof and on the Closing Date.

                  Section 5.2 Authorization. Each of Buyer and Eagle has full corporate power and authority under its certificate or articles of incorporation and bylaws or other organizational documents, and its board of directors has taken all necessary corporate action to authorize it, to execute and deliver this Agreement and the exhibits and schedules hereto, to consummate the transactions contemplated herein and to take all actions required to be taken by it pursuant to the provisions hereof or thereof, and each of this Agreement and the exhibits hereto constitutes the valid and binding obligation of Buyer and Eagle, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and to the principles of equity (whether enforcement is sought in a proceeding in equity or at law).

                  Section 5.3 Non-Contravention. Neither the execution and delivery of this Agreement and the schedules and exhibits hereto, nor the consummation of the transactions contemplated herein or therein, does or will violate, conflict with or result in breach of or require notice or consent under any law, the charter or bylaws of Buyer or Eagle or any provision of any agreement or instrument to which Buyer or Eagle is a party.

                  Section 5.4 Validity. There are no pending or threatened judicial or administrative actions, proceedings or investigations which question the validity of this Agreement or any action taken or contemplated by Buyer or Eagle in connection with this Agreement.

                  Section 5.5 Broker Involvement. Neither Buyer nor Eagle has not hired, retained or dealt with any broker or finder in connection with the transactions contemplated by this Agreement.

                  Section 5.6 Litigation. Except as set forth on Schedule 5.6, there is no claim or proceeding or litigation of any type pending or threatened involving Eagle or Eagle Canada that would have a material adverse effect on Eagle or Eagle Canada.



                                   ARTICLE VI

                       ADDITIONAL AGREEMENTS AND COVENANTS

                  Section 6.1 Other Offers. From and after the date hereof and until the Closing, none of CTI nor its Subsidiaries nor any of their respective officers, directors, shareholders, employees, Affiliates, representatives or agents shall, directly or indirectly, (a) solicit, enter into or conduct discussions relating to, initiate or knowingly encourage any offer or proposal for, or any indication of interest in, a merger or business combination involving CTI or any of its Subsidiaries or the acquisition of an equity interest in, or a substantial portion of the assets of, CTI or any of its Subsidiaries, or (b) disclose any nonpublic information relating to CTI or any of its Subsidiaries or their respective businesses, or afford access to the properties, books or records of CTI or any of its Subsidiaries, to any person or entity.

                  Section 6.2 Conduct of the Business Pending the Closing. Until the Closing, CTM and each Principal shall comply, and Principals shall cause CTI and its Subsidiaries to comply, with the provisions set forth below:

                  (a) CTI and its Subsidiaries shall operate their respective businesses only in the ordinary course;

                  (b) CTM or Principals shall promptly notify Buyer of, and furnish to Buyer any information that Buyer may reasonably request with respect to, the occurrence of any event or the existence of any state of facts that may result in the representations and warranties of CTM or any Principal not being true if they were made at any time prior to or as of the Closing Date;

                  (c) Except as required by the Employee Plans and set forth on
         Schedule 4.16 and except in the ordinary and normal course of business, neither CTI nor any of its Subsidiaries shall (i) grant or agree to grant any bonuses to any employee, (ii) grant any general increase in the rates of salaries or compensation of its or their employees or any specific increase to any employee, (iii) provide for any new pension, retirement or other employment benefits to any of its or their employees or any increase in any existing benefits or (iv) terminate or amend in any respect or provide for any material increase in benefits under any Employee Plan;

                  (d) Except in connection with the continuance of CTI into the Province of Ontario as described in Section 6.14, CTI shall not amend its respective bylaws, articles, or other organizational and constituent documents, nor shall it enter into any merger, exchange or consolidation agreement;

                  (e) CTI and its Subsidiaries shall not implement or adopt (i) any change in its accounting methods or principles or the application thereof (including depreciation lives) or (ii) any material change in their tax methods or principles or the application thereof (including depreciation lives).

                  (f) The Principals, CTM and CTI and its Subsidiaries shall use best efforts to maintain and preserve the business of CTI and its Subsidiaries intact, to retain their present employees so that they will be available after the Closing and to maintain existing relationships with customers, suppliers and others so that those relationships will be preserved after the Closing;

                  (g) CTI shall not sell, assign or dispose of any of its assets or properties, tangible or intangible, or incur or assume any liabilities or enter into any sale/leaseback or similar transaction, except for sales and dispositions made, or liabilities incurred, in the ordinary course of business consistent with past practices;

                  (h) Neither CTI nor any of its Subsidiaries shall assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity except in the ordinary course of business consistent with past practices and in amounts not material to their respective businesses;

                  (i) CTI and its Subsidiaries shall maintain in full force and effect all insurance currently maintained;

                  (j) Neither CTI nor its Subsidiaries shall take, or agree in writing or otherwise to take, any of the actions described in this
         Section 6.2 or any action that would make any representation or warranty inaccurate or untrue or that would result in any of the conditions set forth in Article VIII hereof not being satisfied;

                  (k) CTI and its Subsidiaries shall comply with all Laws, including, without limitation, Environmental Laws;

                  (l) CTI and its Subsidiaries shall maintain their books of account and records in the usual, regular and customary manner consistent with practices employed prior to the date hereof;

                  (m) Except with the prior written consent of Buyer, neither CTI nor any of its Subsidiaries shall authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any capital stock of any class or any other securities or equity equivalents or amend any of the terms of any such securities or agreements; and

                  (n) Except as provided in Schedule 2.2 hereof, neither CTI nor any of its Subsidiaries shall declare, set aside or pay any dividend or other distribution in respect of the capital stock of CTI or any of its Subsidiaries, and neither CTI nor any of its Subsidiaries shall make any direct or indirect redemption, purchase or other acquisition of any such stock.

                  Section 6.3 Public Announcements. (a) The Principals, CTM and, prior to the Closing, CTI or any of its Subsidiaries shall not, without the prior approval of Buyer, issue, or permit any of CTI's partners, directors, officers, employees, agents or Subsidiaries or Affiliates to issue, any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby, provided that the parties may make such disclosure as is required by applicable law or regulation in the reasonable opinion of their respective counsel and upon prior notification of and consultation with the other party.

         (b) Prior to the Closing, the Buyer and Eagle or any of their Subsidiaries shall not, without the prior approval of Ajay Virmani, issue, or permit any of Eagle's or the Buyer's partners, directors, officers, employees, agents or Subsidiaries or Affiliates to issue, any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby, provided that the parties may make such disclosure as is required by applicable law or regulation in the reasonable opinion of their respective counsel and upon prior notification of and consultation with the other party.

                  Section 6.4 Further Assurances. Each of CTM, the Principals, the Buyer and Eagle will execute and deliver, or cause to be executed and delivered, with reasonable diligence, such other documents and do such other things as the other parties hereto, or any one of them, may from time to time reasonably request either before or after Closing which may be reasonably necessary or desirable to complete the transactions contemplated by this Agreement or any agreement entered into pursuant hereto and to carry out its provisions, including, without limitation, the execution and delivery and the doing of all other things necessary or desirable to transfer the Shares to the Buyer in accordance with and subject to this Agreement, in a form and substance satisfactory to the party making such request and without further consideration.

                  Section 6.5 Covenants Against Competition and Solicitation.

                  (a) Definitions. For purposes of this Section 6.5, the following words shall have the following meanings:

                  Business: means the business, as carried on by CTI and its Subsidiaries at the Closing Date or during the five years prior thereto, of providing or arranging, in relation to the goods of third parties, air and sea freight forwarding, trucking, air import and air export, air, sea or land cargo transportation, special crating, ground transportation, local pickup and delivery, customs brokerage, load brokerage, logistics, warehousing or storage services, and any other business which CTI or its Subsidiaries are currently planning or intend to pursue;

                  Customers: means the customers, accounts or Intermediaries of CTI or its Subsidiaries or the Combined Business at the Closing Date or during the five years prior thereto;

                  Employee: means any person who is or has been an employee or broker of CTI or its Subsidiaries at the Closing Date or during the one year prior thereto;

                  Intermediary: means any person who is an affiliate, agent or intermediary (including, without limitation, Commercial Transport International or any of its network of affiliates or relationships) which CTI or its Subsidiaries use, engage or rely upon to carry on the Business at the Closing Date or during the five years prior thereto;

                  (b) Noncompetition and Nonsolicitation. As an essential consideration for the obligations of Eagle and Buyer under this Agreement, including the consent of Buyer to the dividend paid to the Principals described in Schedule 2.2, each Principal hereby agrees and covenants that, for a period of three years following the Closing Date, no Principal or Affiliate thereof shall, for whatever reason and with or without cause, either individually or in partnership or jointly or in conjunction with any person, as principal, agent, employee, shareholder (other than a holding of shares listed on a Canadian or United States stock exchange that does not exceed 5% of the outstanding shares so listed), owner, investor, partner or in any other manner whatsoever, directly or indirectly:

                           (i) carry on, be engaged in or employed with, or
                  otherwise render services to or on behalf of, any person which competes with the Business, or do any of the foregoing through, with or in reliance upon any Intermediary;

                                    (A) in Canada, whether such services relate
                           to domestic, transborder (Canada-U.S.A. or
                           U.S.A.-Canada) or international shipments or whether originating from or destined to points in Canada;

                                    (B) in each locale or over each gateway in
                           or outside Canada in or over which CTI or its respective Subsidiaries currently engage or plan or intend to engage in the Business; or

                           (ii) solicit or knowingly assist any person, directly
                  or indirectly, to solicit any Customers if such solicitation is intended or calculated to obtain the custom or trade of such Customers for a business which competes with the Business; or

                           (iii) induce or attempt to induce any Customers to
                  reduce or curtail their business with or to terminate their relationship with CTI or its Subsidiaries or the Combined Business; or

                           (iv) induce or encourage any Employee to terminate
                  his or her employment with CTI or its Subsidiaries or the Combined Business; or

                           (v) hire or attempt to hire or otherwise solicit any
                  Employee; or

                           (vi) interfere in any manner with the relationship of
                  CTI or its Subsidiaries or the Combined Business with any Customers or Employee;

         provided that the foregoing provisions shall not apply to any Principal in his capacity as an employee of any of CTI or its respective Subsidiaries or the Combined Business and provided that the foregoing provisions shall not prevent or in any way adversely affect the ability of Raymon Lord and/or Ajay Virmani to engage in any business which competes with the Business within India and/or Sri Lanka.

                  (c) Separate and Distinct. If Eagle or Buyer believes any Principal or Affiliate has violated the provisions of this Section 6.5, Eagle or Buyer shall have the right to seek relief from any court of competent jurisdiction. Each Principal acknowledges that money damages alone will not adequately compensate Eagle or Buyer in the event of a breach of the covenants of this Section 6.5. Therefore, each Principal agrees that in addition to all remedies available at law, in equity or under this Agreement, Eagle or Buyer shall be entitled to injunctive relief for the enforcement of this covenant. If any covenant or provision in this Section 6.5 is determined to be void or unenforceable in whole or in part, it shall not be deemed to affect or impair the validity of any other covenant or provision and, without limitation, paragraphs (i), (ii), (iii), (iv), (v) and (vi) of subsection (b) hereof and clauses (A) and (B) of paragraph (i) are declared to be separate and distinct covenants. Each Principal agrees that the covenants in this Section 6.5 are reasonable with respect to their duration, scope and geographical area. To the fullest extent allowed by law, if, at the time of enforcement of this Section, a court should hold that the restrictions herein are unreasonable under the circumstances then existing or otherwise, the parties agree that the maximum duration, scope or geographical area legally permissible under such circumstances will be substituted for the duration, scope or area stated herein.

                  (d) Independent Covenant. All the covenants in this Section
         6.5 are intended by each party hereto to, and shall, be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any Principal against Eagle or Buyer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Eagle or Buyer of any covenant in this Section 6.5 unless and until such claim or action has been found in Principal's favor by an arbitrator under Section
         10.13 or a court of competent jurisdiction and Buyer has failed to promptly comply with such an arbitral award or order by such court and such failure is continuing. It is specifically agreed that the period specified in Section 6.5 shall be computed in the case of each Principal by excluding from that computation any time during which that Principal is in violation of any provision of Section 6.5. The covenants contained in this Section 6.5 shall not be affected by any breach of any other provision hereof by any party hereto.

                  (e) Materiality. CTI and its Subsidiaries and each Principal, severally and not jointly with any other person, hereby agree that this
         Section 6.5 is a material and substantial part of the transactions contemplated hereby.

                  Section 6.6 Governmental Filings. As promptly as practicable after the execution of this Agreement, each party shall, in cooperation with the other, file any reports or notifications that may be required to be filed by it under applicable law.

                  Section 6.7 Access to Information. Prior to Closing, Eagle and Buyer may make such investigation of the business and properties of CTI and its Subsidiaries as Eagle and Buyer may desire and, upon reasonable notice, CTI and its Subsidiaries shall give to Eagle and Buyer and their counsel, accountants and other representatives reasonable access, during normal business hours throughout the period prior to the Closing, to the property, books, commitments, agreements, records, files and personnel of CTI and its Subsidiaries, and CTI shall furnish to Eagle and Buyer during that period all copies of documents and information concerning the respective businesses of CTI and its Subsidiaries as Eagle and Buyer may reasonably request, subject to applicable law. Eagle and Buyer shall hold all such information and documents in confidence.

                  Section 6.8 Other Action. Each of the parties shall use its reasonable best efforts to cause the fulfillment at the earliest practicable date but, in any event, prior to the Closing Date of all conditions to their respective obligations to consummate the transactions under this Agreement.

                  Section 6.9 Consents. After the Closing, CTM and the Principals will use their best efforts to obtain any consents or approvals or assist in any filings required in connection with the transactions contemplated hereby that are requested by Buyer and that have not been previously obtained or made.

                  Section 6.10 Cooperation with Financings and Financial Reporting. The Principals and CTM acknowledge and understand that Eagle may be required to obtain certain information relating to the business of CTI and its Subsidiaries, including, but not limited to, audited or unaudited financial statements of CTI and its Subsidiaries, and disclose such information in registration statements and other documents filed with the Securities and Exchange Commission under the federal securities laws or in disclosure documents given investors in certain securities offerings. The Principals and CTM agree to use their best efforts to cooperate fully and promptly, and shall cause their affiliates, accountants, counsel and other agents and representatives to cooperate fully and promptly, with Eagle in connection therewith.

                  Section 6.11 Shareholder Loan. No later than 180 days following the Closing, and earlier as the cash flow of the Combined Business permits (in the opinion of Buyer), the Buyer shall cause CTI to pay to or for the benefit of the Principals, in consideration for services rendered by the Principals prior to the Closing and as repayment of a loan to CTI by the Principals, the aggregate amount, without any interest thereon, not to exceed $1,500,000, less any applicable withholding Taxes. Notwithstanding anything to the contrary contained herein, management fees will no longer accrue beginning September 5, 1999.

                  Section 6.12 Tax Returns and Audits. After the Closing, each of the Principals and CTM agrees to provide (in addition to any other assistance or information required hereunder):

                  (a) the Buyer, Eagle, CTI and each Subsidiary with such assistance as may be reasonably requested by such entity in connection with the preparation of any tax return, election, filing or report relating to liability for taxes, in respect of CTI or any Subsidiary for any or all taxation periods all or part of which end on or prior to the Closing;

                  (b) the requesting party any records or information which may be relevant to such tax return, election, filing or report or any audit or examination referred to in section (a); and

                  (c) such assistance as may be reasonably requested by the Buyer, Eagle, CTI or any Subsidiary in connection with any audit or examination by any taxing authority, or any judicial or administrative proceedings relating to liability for taxes in respect of CTI or any Subsidiary for any or all taxation periods all or part of which end on or prior to the Closing.

                  Section 6.13 Tax Set-Off. Anything to the contrary herein or in the CTM Agreement notwithstanding, the Principals agree that they shall pay, either by direct payments to CTM from the Principals' personal funds or through set-off against the Guaranteed Payments (as defined under the CTM Agreement) or other amounts due to the Principals under the CTM Agreement, all Taxes to which CTM and/or CTI or their successors becomes liable in excess of the amounts specified on Schedule 2.2 hereto as a consequence of the transactions provided for in this Agreement (the "Transaction Taxes"). Such payment shall be made by the Principals on or before the date which is the earliest date on which any Transaction Taxes are required to be paid by CTM and/or CTI or their successors to a relevant Tax Authority. If Principals have not made such payment in full on or before such date, Principals hereby irrevocably direct Buyer to effect the set-off described above in an amount calculated to reimburse to CTM and/or CTI or their successors the cost to it of the Transaction Taxes which the Principals have not paid together with interest thereon, if any, imposed by such Tax Authority from the date the payment should have been made to the date on which sufficient Guaranteed Payments or other amounts become due to the Principals to permit the Buyer to effect each such set-off. Such right to set-off shall be at Buyer's election and shall not restrict Buyer's ability to seek payment directly from Principals' personal funds.

                  Section 6.14 Continuance of CTI. The Principals and CTM shall cause CTI to be continued as a corporation governed by the Business Corporations Act (Ontario) pursuant to Section 180 of such Act and the corresponding Section 188 of the Canada Business Corporations Act.


                                   ARTICLE VII

                     EXTENT AND SURVIVAL OF REPRESENTATIONS;

                      WARRANTIES, COVENANTS AND AGREEMENTS;

                                 INDEMNIFICATION

                  Section 7.1 CTM's and Principal's Indemnity Obligations. Each Principal and, solely in the event that the Closing does not occur, CTM, jointly and severally, agrees to indemnify Eagle and Buyer (including their officers, directors, employees and agents) against, and hold harmless from and against, any and all claims, actions, causes of action, arbitrations, proceedings, losses, damages, liabilities, judgments, fines, penalties, assessments, fees for investigation and expenses (including, without limitation, reasonable attorneys' fees) ("Indemnified Amounts") incurred by Eagle and Buyer or any of their Affiliates, CTI or any of their respective Subsidiaries as a result of (a) any error, inaccuracy, breach or misrepresentation in any of the representations and warranties made by or on behalf of CTM or any Principal in this Agreement; (b) any violation or breach by CTM or any Principal of or default by CTM or any Principal under the terms of this Agreement; (c) the past or present presence, release, remediation or cleanup of, or exposure to, Hazardous Substances relating to or located on, within or under any assets owned, leased or used by CTI or any Subsidiary; (d) the Consolidation; and (e) claims of persons who were equity holders of any CTM Companies prior to the Closing (in their capacity as such). Eagle and Buyer shall be entitled to recover their reasonable and necessary attorneys' fees and litigation and arbitration expenses incurred in connection with successful enforcement of their rights under this Section.

                  Section 7.2 Buyer's Indemnity Obligations. Buyer and Eagle shall indemnify CTM and each Principal against, and hold it or him harmless from and against, any and all Indemnified Amounts incurred by CTM or such Principal as a result of (a) any error, inaccuracy, breach or misrepresentation in any of the representations and warranties made by or on behalf of Buyer and Eagle in this Agreement or (b) any violation or breach by Buyer or Eagle of or default by Buyer or Eagle under the terms of this Agreement, except to the extent such Indemnified Amount relates to a matter for which indemnification would be provided under Section 7.1 without regard to the indemnification limitations provided herein or to an action or omission by CTM or such Principal after the Closing. The failure of Buyer or Eagle to cure, remediate or otherwise repair any condition or circumstance existing at the Closing or caused by CTM or any Principal shall not be deemed an "omission" for purposes hereof. Each Principal and CTM shall be entitled to recover its reasonable and necessary attorneys' fees and litigation expenses incurred in connection with successful enforcement of its rights under this Section.

                  Section 7.3 Survival; Threshold and Limits of Liability. (a) The representations and warranties, and covenants and agreements to be performed prior to the Closing that are set forth in this Agreement or in any certificate or instrument delivered in connection herewith shall be continuing and shall survive the Closing for three years (including any extensions thereof) except
(i) the representations and warranties set out in Sections 4.1, 4.2 and 4.7 (and the corresponding representations and warranties set out in or in any certificate or instrument delivered in connection herewith) shall survive and continue in full force and effect without limitation of time; (ii) in the case of the representations and warranties relating to any Taxes which shall survive the Closing and continue in full force and effect until, but not beyond, the expiration of the period, if any, during which an assessment, reassessment or other form of recognized document assessing liability for Tax under applicable Tax legislation in respect of any taxation year to which such representations and warranties extend could be issued under such Tax legislation to CTI or any Subsidiary, provided CTI or any Subsidiary did not file any waiver or other document extending such period; or (iii) in the case of a claim for any breach of any of the representations and warranties contained in this Agreement or in any agreement, instrument, certificate or other document executed or delivered pursuant hereto involving fraud or fraudulent misrepresentation shall survive and continue in full force and effect without limitation of time, subject only to applicable limitation periods imposed by law) (the period during which the representations and warranties and covenants shall survive being referred to herein with respect to such representations and warranties as the "Survival Period"), but shall thereafter terminate and be of no further force and effect unless a written notice asserting a claim shall have been made pursuant to this
Article VII within the Survival Period with respect to such matter. Any claim for indemnification made during the Survival Period shall remain in effect for purposes of such indemnification notwithstanding that such claim may not be resolved within the Survival Period. The covenants and agreements entered into pursuant to this Agreement to be performed after the Closing shall survive the Closing without limitation. No party shall be liable under this Article VII for the breach of any representation or warranty unless the aggregate amount of such liability (for all such claims) exceeds $100,000 under Article VII of this Agreement and Article VII of the CTM Agreement, in which event the Indemnifying Party shall be fully liable without regard to such threshold; solely for purposes of this Section 7.3, in determining whether there has occurred a breach of a representation or warranty under Article IV, the provisions of the representations and warranties contained in such article shall be read and interpreted as if the words "material," "in all material respects" and other materiality qualifications were not contained therein. The limit in the preceding sentence of this Section 7.3 shall not apply with respect to amounts due under any provisions of this Agreement other than this Article VII. The maximum aggregate amount that the Principals may be liable for pursuant to this
Section 7.3 and Section 7.3 of the CTM Agreement shall be $17,000,000.

                  (b) Non-Waiver. No investigations made by or on behalf of the parties at any time shall have the effect of superseding, prejudicing, waiving, diminishing the scope of or otherwise affecting any representation or warranty made by any party to any other party herein or pursuant hereto or in any certificate or instrument delivered in connection herewith.

                  Section 7.4 Indemnification Procedures. All claims for indemnification under this Agreement shall be asserted and resolved as follows:

                  (a) A party claiming indemnification under this Agreement (an "Indemnified Party") shall with reasonable promptness (i) notify the party from whom indemnification is sought (the "Indemnifying Party") of any third-party claim or claims asserted against the Indemnified Party ("Third-Party Claim") for which indemnification is sought and (ii) transmit to the Indemnifying Party a copy of all papers served with respect to such claim (if any) and a written notice ("Claim Notice") containing a description in reasonable detail of the nature of the Third-Party Claim, an estimate of the amount of damages attributable to the Third-Party Claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim) and the basis of the Indemnified Party's request for indemnification under this Agreement.

                  Within 15 days after receipt of any Claim Notice (the "Election Period"), the Indemnifying Party shall notify the Indemnified Party whether the Indemnifying Party disputes its potential liability to the Indemnified Party with respect to such Third-Party Claim and, if the Indemnifying Party does not dispute its potential liability to the Indemnified Party with respect to such Third-Party Claim, whether the Indemnifying Party elects to defend the Indemnified Party with respect to such Third-Party Claim.

                  If the Indemnifying Party does not dispute its potential liability to the Indemnified Party within the Election Period and notifies the Indemnified Party that it elects to defend such Third-Party Claim, the Indemnifying Party shall control negotiations toward resolution of such claim without the necessity of litigation, and if litigation ensues, defend the same with counsel reasonably acceptable to the Indemnified Party, at the Indemnifying Party's expense, and the Indemnified Party shall extend reasonable cooperation in connection with such defense. The Indemnified Party shall be entitled to participate in, but not to control, the defense of any Third-Party Claim resulting in litigation, at its own cost and expense; provided, however, that if the parties to any suit or proceeding shall include the Indemnifying Party as well as the Indemnified Party, and the Indemnified Party shall have been advised by counsel that one or more legal defenses may be available to it that may not be available to the Indemnifying Party, then the Indemnified Party shall be entitled to elect to control such suit or proceeding, but the Indemnifying Party shall be obligated to bear the fees and expenses of counsel of the Indemnified Party, which shall be selected by the Indemnified Party in its complete and sole discretion. If the Indemnifying Party does not dispute its potential liability to the Indemnified Party within the Election Period and the Indemnifying Party fails to assume control of the negotiations prior to litigation or to defend such action within a reasonable time, the Indemnified Party shall be entitled, but not obligated, to assume control of such negotiations or defense of such action, and the Indemnifying Party shall be liable to the Indemnified Party for its expenses reasonably incurred or amounts paid in connection therewith. If the Indemnifying Party disputes its potential liability to the Indemnified Party within the Election Period or does not elect to defend such Third-Party Claim, then the Indemnified Party shall be entitled to assume control of such negotiations or defense of action, and the liability for the expense thereof, as well as any liability with respect to such Third-Party Claim, shall be determined as provided in Section 7.5 below. An Indemnified Party shall promptly provide all assistance reasonably requested by an Indemnifying Party in connection with the defense of any Third-Party Claim.

                  If the Indemnifying Party fails to notify the Indemnified Party within the Election Period that the Indemnifying Party elects to defend the Indemnified Party pursuant to the preceding paragraph, or if the Indemnifying Party elects to defend the Indemnified Party but fails to prosecute or settle the Third-Party Claim as herein provided, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party (if the Indemnified Party is entitled to indemnification hereunder), the Third-Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settled. The Indemnified Party shall have full control of such defense and proceedings. Notwithstanding the foregoing, if the Indemnifying Party has delivered a written notice to the Indemnified Party to the effect that the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article VII and if such dispute is resolved in favor of the Indemnifying Party, the Indemnifying Party shall not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this Section or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all costs and expenses of such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 7.4, and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

                  Neither the Indemnifying Party nor the Indemnified Party shall settle, compromise or make any other disposition of any Third Party Claim which would or might result in any liability to the Indemnified Party or the Indemnifying Party under this Article VII without the written consent of such other party.

                  (b) In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder that does not involve a Third-Party Claim, the Indemnified Party shall transmit to the Indemnifying Party a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim, an estimate of the amount of damages attributable to such claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim) and the basis of the Indemnified Party's request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within 15 days from its receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, the claim specified by the Indemnified Party in the Indemnity Notice shall be deemed a liability of the Indemnifying Party hereunder.

                  Section 7.5 Arbitration of Disputes. If the Indemnifying Party disputes, either as to the amount or liability, that any claim described in a Claim Notice or an Indemnity Notice, as the case may be, is covered by such Indemnifying Party's covenant to indemnify contained in this Article VII, then the Indemnifying Party and the Indemnified Party agree to promptly negotiate in good faith to resolve their differences and to mutually agree upon an amount, if any, owed to Indemnified Party by the Indemnifying Party hereunder. If the Indemnifying Party and the Indemnified Party fail to agree within 30 days thereafter, the dispute shall be resolved by binding and final arbitration as set forth in Section 10.13.

                  Section 7.6 General. The covenants and agreements entered into pursuant to this Agreement to be performed after the Closing shall survive the Closing without limitation. The indemnification obligations under this Article VII shall apply regardless of whether any suit or action results solely or in part from the active, passive or concurrent negligence of the Indemnified Party. The rights of the parties to indemnification under this Article VII shall not be limited due to any investigations heretofore or hereafter made by such parties or their representatives, regardless of negligence in the conduct of any such investigations. All representations, warranties and covenants and agreements made by the parties shall not be deemed merged into any instruments or agreements delivered in connection with the Closing or otherwise in connection with the transactions contemplated hereby.

                  Section 7.7 Release. Subject to the limitations set forth in the last sentence in this Section and contingent upon the Closing occurring, Principals hereby unconditionally and irrevocably release and forever discharge, effective as of and forever after the Closing, to the fullest extent permitted by applicable law, Buyer, Eagle, its Subsidiaries and Affiliates and its and their respective officers, directors, employees and agents (including, after the Closing, each of CTI and its Subsidiaries) (collectively, the "Released Parties") from any and all debts, liabilities, obligations, claims, demands, actions or causes of action, suits, judgments or controversies of any kind whatsoever (collectively, "Pre-Acquisition Claims") against CTI and its Subsidiaries, if any, or any of them that arises out of or is based on any agreement or understanding or act or failure to act (INCLUDING ANY ACT OR FAILURE TO ACT THAT CONSTITUTES ORDINARY OR GROSS NEGLIGENCE OR RECKLESS OR WILLFUL, WANTON MISCONDUCT), misrepresentation, omission, transaction, fact, event or other matter occurring prior to the Closing (whether based on any Law or right of action, at law or in equity or otherwise, foreseen or unforeseen, matured or unmatured, known or unknown, accrued or not accrued) (collectively, "Pre-Acquisition Matters"), including without limitation: (a) claims by the Principal with respect to repayment of loans or indebtedness (other than pursuant to Section 6.12); (b) any rights, titles and interests in, to or under any agreements, arrangements or understandings to which the Principal is a party; and (c) claims by the Principal with respect to dividends, violation of preemptive rights, or payment of salaries or other compensation or in any way arising out of or in connection with the Principal's employment with CTI or any Subsidiary, the cessation of that employment, the Principal's status as an officer, director or stockholder of CTI or otherwise (but excluding any and all claims in respect of (i) accrued and unpaid amounts owing to the Principal pursuant to each Employment Agreement disclosed in Schedule 4.16 in respect of their employment; (ii) accrued and unpaid cash compensation owing to the Principal in the normal and ordinary course of business and consistent with past practices; (iii) benefits accrued under each benefit plan the existence of which has been disclosed in Schedule 4.18, (iv) amounts or other obligations owing to the Principal pursuant to each agreement, if any, which is disclosed in Schedule
4.9 and to which the Principal is a party) and (v) claims for indemnification, contribution, advancement of funds or reimbursement with respect to Principal's role as an officer, director, agent, equity owner, employee or fiduciary of CTI or any Subsidiary. The Principal further agrees not to file or bring any litigation before any Governmental Body on the basis of or respecting any Pre-Acquisition Claim concerning any Pre-Acquisition Matter against any Released Party. Each Principal (a) acknowledges that he fully comprehends and understands all the terms of this Section and their legal effects and (b) expressly represents and warrants that (i) he is competent to effect the release made in this Section knowingly and voluntarily and without reliance on any statement or representation of any

Released Party or its representatives and (ii) he had the opportunity to consult with an attorney of his or her choice regarding this Section. This Section shall not affect the rights of the Principals under this Agreement or under any Employment Agreement.


                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

                  Section 8.1 Conditions Precedent to Obligations of Buyer. The obligation of Buyer to consummate the purchase under this Agreement is subject to the fulfillment, prior to or at the Closing, of each of the following conditions (any or all of which may be waived by Buyer):

                  (a) all representations and warranties of the CTM and Principals contained in this Agreement shall be true and correct in all respects at and as of the time of the Closing with the same effect as though made again at, and as of, that time, except such as will not have a material adverse effect and except such as would not reasonably be expected to have a material adverse effect on CTM's or any Principal's or CTI's ability to perform their respective obligations under this Agreement;

                  (b) CTM and the Principals shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by CTM and the Principals prior to or at the Closing;

                  (c) Buyer shall have been furnished with a certificate, dated the Closing Date, executed by the president of CTM, each Principal and by the president of CTI certifying to the fulfillment of the conditions specified in Section 8.1(a) and (b) hereof;

                  (d) no provision of any applicable law or regulation shall prohibit, and there shall not be in effect any injunction, restraining order or decree issued by a court of competent jurisdiction or any Governmental Body that shall prohibit, the consummation of this Agreement and there shall be no action or proceeding pending or threatened by any person seeking any such injunction, order or decree or seeking material damages in connection with the consummation of the transactions contemplated by this Agreement;

                  (e) CTM and Principals shall have delivered an opinion dated the Closing Date and addressed to Buyer from counsel for CTI, CTM and the Principals, in a form satisfactory to the Buyer, acting reasonably;

                  (f) all orders, consents, Permits, authorizations, approvals, waivers of every Governmental Body or other Person required in connection with the consummation of the transactions contemplated hereby and all filings, notifications, registrations, notices herewith of all Governmental Bodies or other persons required with respect to the consummation of such transactions shall have been obtained or given;

                  (g) the Buyer shall have, in its sole discretion, received a favourable response from the Minister Responsible for the Investment Canada Act (Canada) determining that the

         Buyer's direct or indirect acquisition and continued direct or indirect ownership of CTI and each Subsidiary by the Buyer is allowed. For greater certainty, the Buyer shall not, as a condition of obtaining such allowance, be required to deliver any undertaking or agree to any condition, which, in its sole discretion, is not favourable to the Buyer;

                  (h) the closing under the CTM Agreement shall have occurred;
         and

                  (i) the Buyer and each of the parties thereto shall have entered into the Employment Agreements.

                  (j) CTM shall have obtained a certificate under section 116 of the Income Tax Act (Canada) with a "certificate limit" in an amount not less than the "proceeds of disposition", as those terms are defined for purposes of section 116, in respect of the Consolidation.

                  Section 8.2 Conditions Precedent to Obligations of CTM and the Principals. The obligation of CTM and the Principals to consummate the sale under this Agreement is subject to the fulfillment, prior to or at the Closing, of each of the following conditions (any or all of which may be waived by CTM or the Principals):

                  (a) all representations and warranties of Eagle and Buyer contained in this Agreement shall be true and correct in all respects at and as of the time of the Closing with the same effect as though made again at, and as of, that time, except such as would not reasonably be expected to have a material adverse effect on Buyer's ability to perform its obligations under this Agreement;

                  (b) Buyer shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Buyer prior to or at the Closing;

                  (c) CTM and the Principals shall have been furnished with a certificate, dated the Closing Date, executed by an officer of Buyer certifying to the fulfillment of the conditions specified in Section 8.2(a) and (b) hereof;

                  (d) no provision of any applicable law or regulation shall prohibit, and there shall not be in effect any injunction or restraining order issued by a court of competent jurisdiction in any action or proceeding against, the consummation of this Agreement;

                  (e) subject to delivery of the opinion described in Section 8.1(e), Buyer and Eagle shall have delivered an opinion dated the Closing Date and addressed to CTM and the Principals from counsel for the Buyer and Eagle, in a form satisfactory to the Principals, acting reasonably;

                  (f) all orders, consents, Permits, authorizations, approvals, waivers of every Governmental Body or other person required in connection with the consummation of the transactions contemplated hereby and all filings, notifications, registrations, notices herewith of all Governmental Bodies or other persons required with respect to the consummation of such transactions shall have been obtained or given;

                  (g) the closing under the CTM Agreement shall have occurred;
         and

                  (h) the Buyer and each of the parties thereto shall have entered into the Employment Agreements.



                                   ARTICLE IX

                         ACTIONS TO BE TAKEN AT CLOSING

                  Section 9.1 Actions to be Taken by CTM and the Principals at the Closing. CTM and the Principals shall take the following actions at the
Closing:

                  (a) CTI shall deliver to Buyer copies certified by its secretary of resolutions duly adopted by its board of directors and shareholders and authorizing and approving the transfer of the Shares pursuant to this Agreement, including the exhibits and schedules hereto, and the consummation of the transactions contemplated herein.

                  (b) CTM and the Principals shall deliver the officer's certificates referred to in Section 8.1(c).

                  (c) Principals and Dan Mills shall execute and deliver their respective Employment Agreements.

                  (d) CTM shall deliver the share certificates for the Shares, endorsed in blank for transfer or accompanied by duly executed blank stock powers together with such other instruments as shall reasonably be required by Buyer, and Principals shall deliver documents effecting the resignations of directors of CTI and the Subsidiaries and the election as such directors of those persons designated by Buyer.

                  (e) CTM and Principals shall deliver the opinion of counsel referred to in Section 8.1(e).

                  (f) Principals shall execute and deliver a Statutory Declaration in the form of Exhibit A to the effect that each of the Principals are not nonresidents of Canada for purposes of the Income Tax Act of Canada.

                  (g) Each of the Principals shall execute and deliver a release in the form of Exhibit B.

                  (h) The Principals shall deliver resignations of the directors and officers of CTI and the Subsidiaries requested by Buyer.

                  Section 9.2 Actions to be Taken by Buyer at the Closing. Buyer shall take the following actions at the Closing:

                  (a) Each of Eagle and Buyer shall deliver to Principals a copy certified by its secretary of resolutions duly adopted by the board of directors of Buyer or Eagle, as the case may be, authorizing and approving the execution and delivery of this Agreement, including the exhibits and schedules hereto.

                  (b) Buyer shall make the payment of funds specified for payment at Closing under Section 2.2 above.

                  (c) Buyer shall deliver the officer's certificate referred to in Section 8.2(c).

                  (d) Buyer shall execute and deliver the Employment Agreements.



                                    ARTICLE X

                               GENERAL PROVISIONS

                  Section 10.1 Termination. This Agreement may be terminated at any time prior to the Closing:

                  (a) by mutual written agreement executed by CTM, the Principals and Buyer;

                  (b) by Buyer, if any of the conditions specified in Section
         8.1 hereof shall not have been satisfied or waived in writing by Buyer on or before February 15, 2000; or

                  (c) by CTM or the Principals, if any of the conditions specified in Section 8.2 hereof shall not have been satisfied or waived in writing by CTM or the Principals on or before February 15, 2000;

provided, however, that a party shall not be allowed to exercise any right of termination pursuant to this Section 10.1 if the event giving rise to such termination right shall be due to the failure of the party seeking to terminate this Agreement to perform or observe in any material respect any of the covenants or agreements set forth herein to be performed or observed by such party.

                  Upon such termination, neither of the parties nor any other person shall have any liability or further obligation arising out of this Agreement except for any liability resulting from its breach of this Agreement prior to termination, except that the provisions of Sections 10.3, 10.8, 10.10,
10.11 and 10.13 shall continue to apply.

                  In the event the Agreement is terminated as a result of the Buyer discovering at any time prior to the Closing in the course of its due diligence review a material inaccuracy or omission in the information regarding CTI and its Subsidiaries provided in writing by CTM or the Principals to the Buyer or Eagle, then the deposit paid by the Buyer or Eagle pursuant to the Due Diligence

Agreement, dated October 27, 1999, shall not be retained by the Principals and or their counsel and Principals shall cause such deposit to be returned, with interest, to the Buyer or Eagle.

                  Section 10.2 Confidentiality; Publicity; Books and Records.
(a) No Principal or CTM after the date hereof, or any Affiliate thereof (and prior to the Closing, neither CTI nor its Subsidiaries) will, directly or indirectly, disclose or provide to any other person any nonpublic information of a confidential nature concerning CTI or any Subsidiary of their business or operations, except as is required in governmental filings or judicial, administrative or arbitration proceedings. During such times, in the event that CTM, any Principal, CTI or their Subsidiaries or any Affiliate becomes legally required to disclose any such information in any governmental filings or judicial, administrative or arbitration proceedings, it shall, and shall cause such Affiliate to, provide Buyer with prompt notice of such requirement so that Buyer may seek a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained, such Principal, CTM or CTI or such Subsidiary of CTI shall, and shall cause such Affiliate to, furnish only that portion of the information that it or such Affiliate, as the case may be, is advised by its counsel is legally required, and such disclosure shall not result in any liability hereunder unless such disclosure was caused by or resulted from a previous disclosure by it or any Affiliate which was not permitted by this Agreement.

                  (b) For a period of three years after the Closing Date or such longer period as may be required by law, Buyer will preserve and retain the books and records of CTI and make such books and records available at the then current administrative headquarters of Buyer to CTM and each Principal upon reasonable notice and at reasonable times, at CTM's or such Principal's cost and expense, it being understood that CTM or such Principal shall be entitled to make copies of any such books and records as shall be reasonably necessary solely for purposes of their personal tax obligations and not for any competitive or business use.

                  Section 10.3 Expenses. Eagle, Buyer and each Principal shall pay their own respective expenses, including the fees and disbursements of their respective counsel in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated herein except as otherwise provided herein. Notwithstanding the foregoing, following the Closing, the Buyer will reimburse the Principals in respect of 75% of their expenses incurred in connection with the transactions contemplated by this Agreement and the CTM Agreement, to a maximum aggregate reimbursed amount under this Agreement and the CTM Agreement of $100,000. Without Buyer's consent, no such expenses will be paid by any of the CTM Companies.

                  Section 10.4 Entire Agreement. This Agreement and the CTM Agreement, including all schedules and exhibits hereto and thereto, constitute the entire agreement of the parties with respect to the subject matter hereof and thereof, respectively, and may not be modified, amended or terminated except by a written instrument specifically referring to this Agreement or the CTM Agreement, respectively, signed by all the parties hereto or thereto, as the case may be.

                  Section 10.5 Waivers and Consents. All waivers and consents given hereunder shall be in writing. No waiver by any party hereto of any breach or anticipated breach of any provision hereof by any other party shall be deemed a waiver of any other contemporaneous, preceding or succeeding breach or anticipated breach, whether or not similar. Any waiver or consent with respect to any Principals who were shareholders of CTM may be obtained from those Principals who immediately prior to the Closing owned a majority of the voting shares of CTM and such waiver or consent shall be binding upon all other Principals who are former shareholders of CTM.


                  Section 10.6 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been received only if and when (i) personally delivered; (ii) on the third day after mailing, by United States or Canada mail (as applicable), first class, postage prepaid, by certified mail, return receipt requested, addressed in each case as follows (or to such other address as may be specified by like notice); or (iii) received by facsimile at the phone number listed below:

                           If to Buyer or Eagle, to:
                           Eagle USA Airfreight, Inc.
                           3838 N. Sam Houston Parkway, Suite 510
                           Houston, Texas 77032
                           Attn:  Michael Slaughter
                           Fax:   (281) 442-2534

                           with a copy to:

                           Gene Oshman
                           Baker & Botts L.L.P.
                           3000 One Shell Plaza
                           Houston, Texas 77002
                           Fax:   (713) 229-1522

                  (a)      If to Mr. Ajay Virmani to:

                           Mr. Ajay Virmani
                           37 Colonial Crescent
                           Oakville, Ontario
                           L6J 4K8
                           Fax:   (905) 337-8460

                           If to Mr. Raymon Lord, to:

                           Mr. Raymon Lord
                           6206 Mulberry Crescent
                           Mississauga, Ontario
                           L5V 1B6
                           Fax:   (905) 542-3810

                           If to Mr. Christopher Ralphs, to:

                           Mr. Christopher Ralphs
                           1196 Thoresby Drive
                           Oakville, Ontario
                           L6J 7K3
                           Fax:   (905) 829-9812

                           with a copy to:

                           Wendy J. Thompson
                           Gowling, Strathy & Henderson
                           Suite 4900
                           Commerce Court West
                           Canada  M5L 1J3
                           Fax:   (416) 862-7661

                  Section 10.7 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, legal representatives and assigns. No third party shall have any rights hereunder. No assignment shall release the assigning party. It is understood and agreed that Buyer may, without the consent of CTM or any Principal, assign all or any portion of its rights hereunder to a subsidiary of Buyer, in which event the assignee of Buyer shall execute and deliver all documents, certificates and other instruments to be executed and delivered by Buyer at the Closing in lieu of Buyer. No assignment shall release a party of any of its obligations under this Agreement. The Principals or CTM may not assign their rights hereunder without the consent of Buyer.

                  Section 10.8 Performance. The Principals agree to cause CTM to perform all its obligations and agreements under this Agreement and hereby guarantee the payment and performance by CTM of all such obligations and agreements.

                  Section 10.9 Limitation on Interest. Regardless of any provision contained herein or any other document executed in connection with this Agreement, the parties hereto shall not be obliged to pay, and the parties hereto shall never be entitled to charge, reserve, receive, collect or apply, as interest (it being understood that interest shall be calculated as the aggregate of all charges that are contracted for, charged, reserved, received, collected, applied or paid that constitute interest under applicable law) payable hereunder any amount in excess of the maximum nonusurious contract rate of interest allowed from time to time by applicable law, and in the event any of the parties hereto ever charges, reserves, receives, collects or applies, as interest, any such excess, at the option of the payor of such interest, such amount shall be deemed a partial prepayment of the amount payable hereunder or promptly refunded to the payor of such interest. Notwithstanding the foregoing, it is understood that no payment to be made pursuant to this Agreement that is not past due shall be paid with any interest thereon.

                  Section 10.10 Section Headings; Table of Contents. The section headings and any table of contents contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                  Section 10.11 Choice of Law; Jurisdiction and Venue. This Agreement shall be constructed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the Province of Ontario and the federal laws of Canada applicable therein, without regard to principles of conflicts of law, and each party hereby irrevocably and unconditionally attorns to the nonexclusive jurisdiction of both the courts of such province and any federal or state court in Harris County, Texas and all courts competent to hear appeals therefrom.

                  Section 10.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

                  Section  10.13

                           (a) Arbitration of Claims. Notwithstanding the
                  provisions of Section 10.11 with respect to attornment to courts, any dispute, controversy, difference or claim arising out of or in connection with this Agreement, or the breach, termination or validity thereof, which cannot be amicably resolved by the parties within 30 calendar days after receipt by a party of written notice from any other party that such a dispute, controversy, difference or claim exists shall be settled by final and binding arbitration in Toronto, Ontario, Canada, in accordance with the International Arbitration Rules of the American Arbitration Association (the "AAA International Rules"). The arbitration shall be conducted by one arbitrator who shall be appointed in accordance with the AAA International Rules.

                           (b) Finality of Award. The parties agree that the
                  award of the arbitral tribunal (the "Arbitration Award"): (i) shall be conclusive, final and binding upon the parties; (ii) shall be the sole and exclusive remedy between the parties regarding any and all claims and counterclaims presented to the arbitral tribunal; and (iii) if containing elements of injunctive relief, as provided in Section 10.13(i) of this Agreement, may be made in such interim manner (pending final resolution of the controversy presented) as the arbitral tribunal may deem appropriate to protect the interests of any aggrieved or potentially aggrieved party.

                           (c) Applicable Law. The Arbitration Award shall be
                  based exclusively on the provisions of this Agreement; provided, however, that to the extent that the subject matter for the Arbitration Award is not set forth within this Agreement, it shall be based on the laws of the province of Ontario, Canada (without giving effect to internal principles of conflict of laws) and the federal laws of Canada applicable therein. In addition, in the case of any conflict between the provisions of the AAA

                  International Rules and the provisions of this Agreement, the provisions of this Agreement shall govern.

                           (d) Waiver of Immunity. The parties further agree:
                  (i) that their mutual decision to resolve their disputes by arbitration as provided in this Agreement is an explicit waiver of immunity against enforcement and execution of the Arbitration Award and any judgment thereon and (ii) that the Arbitration Award and any judgment thereon, if unsatisfied, may be entered in and shall be enforceable by the courts of any nation having jurisdiction over the person or property of the party against whom the Arbitration Award has been rendered.

                           (e) Notice. All notices to be given in connection
                  with the arbitration shall be as provided in Section 10.6 of this Agreement.

                           (f) Payment. The Arbitration Award shall include
                  interest, at the rate specified in Section 2.7.

                           (g) Expenses. All costs of arbitration and
                  enforcement of the Arbitration Award, including reasonable attorneys' fees and court costs, costs of expert witnesses, transportation, lodging and meal costs of the parties and witnesses, costs of transcript preparation and other reasonable and necessary direct and incidental costs shall be apportioned by the arbitrator selected pursuant to Section 10.13(a) hereof with a view to allocating costs to the party that does not prevail in the arbitration.

                           (h) Arbitral Ruling. The parties will obtain the
                  agreement of the arbitrator to the following: (i) the arbitrator shall provide a written ruling, stating in separate sections the finding of fact and conclusions of law on which the ruling is based and (ii) such ruling shall be due no later than thirty days after the final hearing.

                           (i) Specific Performance. In the event of any breach
                  by a party of the terms of this Agreement which would cause any nonbreaching party to be irreparably harmed or for which such nonbreaching party could not be made whole by monetary damages, then in such circumstances such nonbreaching party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement in any action instituted pursuant to this Section 10.13 and in any action instituted in any court of applicable jurisdiction to enforce any interim or final Arbitration Award rendered pursuant to this Section 10.13.

                           (j) Validity. The validity of this Section 10.13
                  shall be governed by the International Commercial Arbitration Act (Ontario).

                  Section 10.14 Remedies Cumulative. No right, remedy or election given by any term of this Agreement shall be deemed exclusive, but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.


                                      EAGLE USA AIRFREIGHT, INC.


                                      By: /s/ RONALD E. TALLEY
                                         ---------------------------------------


                                      EAGLE CANADA AIRFREIGHT, INC.


                                      By: /s/ RONALD E. TALLEY
                                         ---------------------------------------


                                      COMMERCIAL TRANSPORT MANAGEMENT LTD.


                                      By: /s/ AJAY VIRMANI
                                         ---------------------------------------


                                      PRINCIPALS:

                                      /s/ AJAY VIRMANI
                                      ------------------------------------------
                                      Ajay Virmani

                                      /s/ RAYMON LORD
                                      ------------------------------------------
                                      Raymon Lord

                                      /s/ CHRISTOPHER RALPHS
                                      ------------------------------------------
                                      Christopher Ralphs


                                      -45-